Exhibit 4.7

SHELL PAY DEFERRAL INVESTMENT FUND

PLAN INSTRUMENT

AND

TRUST AGREEMENT

Dated as of August 1, 1984

PLAN INSTRUMENT

Reflects All Amendments Adopted
Through August 1, 2005

TRUST AGREEMENT

Reflects All Amendments Adopted
Through May 17, 2005

Includes Amendments:

SPDIF 02-14	SPDIF 02-16	SPDIF 03-2	SPDIF 03-3
SPDIF 03-9	SPDIF 03-13	SPDIF 03-15	SPDIF 03-16
SPDIF 03-17	SPDIF 03-18	SPDIF 03-19	SPDIF 03-21
SPDIF 03-22	SPDIF 04-1	SPDIF 04-2	SPDIF 04-3
SPDIF 04-4	SPDIF 04-5	SPDIF 04-6	SPDIF 04-7
SPDIF 04-8	SPDIF 04-10	SPDIF 04-11	SPDIF 04-12
SPDIF 04-13	SPDIF 04-14	SPDIF 04-15	SPDIF 04-16
SPDIF 05-1	SPDIF 05-2

SHELL PAY DEFERRAL INVESTMENT FUND

GENERAL DESCRIPTION OF THE PLAN AND ITS PURPOSE

          The Shell Pay Deferral Investment Fund (the “Plan”) was established effective August 1, 1984, as amended through August 1, 2005, by Shell Oil Company and certain Affiliated Companies for the exclusive benefit of their eligible Employees and their beneficiaries. Participation in the Plan is entirely voluntary. The Plan is designed to be an employee benefit pension plan under ERISA, and, to comply with Sections 401(a) and 401(k) of the Code, and the Trust created under the attached Trust Agreement (which is part of the Plan Instrument) is designed to be exempt from federal income tax under Section 501(a) of the Code.

          The Plan is intended to constitute a plan described in section 404(c) of the Employee Retirement Income Security Act of 1974, as amended, and Title 29 of the Code of Federal Regulations Section 2550.404c-1. The fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by Members or their Beneficiaries.

          The Contributing Companies shall have no responsibility for overseeing or monitoring the investment options under Schedule C of the Regulations. The Trustees and the Plan Administrator shall have only limited responsibility for overseeing and monitoring the LifeStyle Funds set out in Part I of Schedule C to the Regulations and shall have no responsibility for overseeing or monitoring the Tier III Funds or the Tier IV Funds regardless of whether such Tier III Funds and/or such Tier IV Funds underlie investment options under Part I and/or Part II of such Schedule C. Each participant and each beneficiary shall have the sole responsibility for deciding to buy, sell, or hold units in the investment options under Schedule C of the Regulations for his or her account and the sole responsibility for determining whether any Tier III Funds and any Tier IV Funds in said account provide acceptable risk and return characteristics and are otherwise consistent with his or her investment objectives and the investment objectives of the Optional Fund.

SECTION I

DEFINITIONS

          The following terms as used in this Plan Instrument shall have the meanings set forth below:

     1.1     “60% Test”: The “60% Test” as defined in Subsection 9.1 of the Plan Instrument.

     1.2     “Account”: The sum of assets credited to a Member or Former Member or, where the context so suggests, a Qualified Beneficiary, in optional investment funds held in Trust under the terms of the Plan.

     1.3     “Accredited Service”: The period of service described in Subsection 3.1(b) of the Plan Instrument.

     1.4     “Active Employee”: An active Employee of a Participating Company.

     1.5     “Actual Deferral Percentage”: For each Plan Year, for a given Eligible Employee, the ratio (expressed as a percentage) of (a) the amount of Salary Deferrals paid to the Trust on behalf of the Eligible Employee for the Plan Year, to (b) the Eligible Employee’s Testing Compensation for such Plan Year.

     1.5a    “ADP Limit:f living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for calendar years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

     1.7     “Affiliated Company,” “Affiliate”: a corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(c) thereof) which includes the Participating Company, and any trade or business (whether or not incorporated) which is under common control [as defined in Section 414(c)], with such Participating Company. However, for purposes of the preceding sentence, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” in Section 1563(a)(1) of the Code, including where Section 1563(a) is incorporated in Sections 414(b) and (c) of the Code.

     1.8     “Alternate Payee”: An “alternate payee,” within the meaning of section 206(d)(3)(K) of ERISA.

     1.9     [ Intentionally left blank ]

     1.10    “Annual Additions”: The “Annual Additions” as defined in Subsection 4.3(a) of the Plan Instrument.

     1.11    “Annual Benefit”: The “Annual Benefit” as defined in Subsection 4.3(b) of the Plan Instrument.

     1.12    “Annual Compensation Limit”: Except as provided in Subsection 12.4, the Annual Compensation Limit is $150,000, which amount shall be adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code.

     1.13     “Applicable Percentage”: The percentage set forth in Subsection 3.1(b) of the Plan Instrument.

     1.14     “Average Actual Deferral Percentage”: For a specified group of Eligible Employees, for each Plan Year, the average of the Actual Deferral Percentages calculated separately for each Eligible Employee in such group.

     1.15     “Beneficiary”: The surviving spouse of a deceased Member or Former Member or, if there is no surviving spouse or the surviving spouse consents in the manner provided in Subsection 7.4(b), the person designated by the Member or Former Member, in accordance with Subsection 7.4.

     1.15a    “Beneficiary Borrower”: The “Beneficiary Borrower” as defined in Subsection 6.4(a) of the Plan Instrument.

     1.16     “Borrowers”: The “Borrowers” as defined in Subsection 6.1 of the Plan Instrument.

     1.17     “Code”: The Internal Revenue Code of 1986, as amended, or any successor statute.

     1.18     “Compensation”: Compensation shall be understood to mean net compensation without taking into account overtime, extended work week, or premium remuneration, bonuses, or special allowances for living expenses, dwelling, medical assistance, or the like, or any transition payment made in connection with the Participating Companies’ 1994-1995 salary programs, but, Compensation shall include Contributions made by a Participating Company (or on its behalf by another Participating Company within the same affiliated group as defined within the meaning of Section 1504 of the Code) to a Member’s Account pursuant to such Member’s Salary Deferral election under the Plan. Compensation shall not include:

     (a)     any amount paid under the Pennzoil-Quaker State Company Change in Control Retention/Severance Plan;

     (b)     any amount of severance pay or payments for accrued vacation received after a Member separates from service from the Employer (and any Affiliated Company); or

     (c)     any amount of severance pay or payments for accrued vacation received as, or before, a Member separates from service from the Employer (and any Affiliated Company) if such amount is not paid for a period of approved absence from work;

and any such amounts shall be disregarded for all purposes under this Plan. Notwithstanding anything in this Subsection to the contrary, Compensation of a Member shall include payments made after December 31, 1994, and prior to January 1, 2003, under the incentive compensation plans as listed in Part One of Schedule B and payments made on or after January 1, 2003, under a variable pay program (sometimes also referred to as an incentive compensation program) established and maintained by a Contributing Company and not listed on Part Two of Schedule B, provided the payments were either received before termination of service from all Affiliated Companies or, in the case of payments made on or after September 30, 2003, recorded as soon as administratively feasible following such termination of service, and provided, further the payments were not deferred from a prior year. For purposes of the preceding sentence, “Affiliated Company” shall be as defined in Subsection 1.7, except that the phrase “at least 80 percent” shall be substituted for the phrase “more than 50 percent.” Compensation shall also include payments for hours in excess of forty hours per week, which payments are related to the 2002 plan year incentive compensation programs of Equilon Enterprises LLC d/b/a Shell Oil Products US (SOPUS), including Equilon Pipeline Company LLC, and Motiva Enterprises LLC, paid in March 2003 to hourly Employees employed by SOPUS, Shell Pipeline Company LP, or Motiva Company, but only to the extent such payments are not otherwise already included as Compensation. Compensation shall also include payments for hours in excess of forty hours per week, where such hours are part of an established normal work schedule of more than forth yours per week, paid in March 2004 to hourly Employees then employed at the Port Arthur, Texas and Delaware City, Delaware refineries and related to the 2003 plan year incentive compensation program of Motiva Company, but only to the extent such payments are not otherwise already included as Compensation. Compensation shall also include contributions made by a Participating Company (or on its behalf by a member of the affiliated group as defined within the meaning of Section 1504 of the Code) to a Member’s account pursuant to such Member’s designation, with a plan which satisfies the requirements of Section 125 of the Code or Section 132(f) of the Code. Commissions shall be considered a part of Compensation when paid in addition to a fixed basic wage or salary. Compensation shall also include payments made under a disability benefit plan of a Participating Company, except the Member shall not be required to include as part of his Salary Deferral any sums received under a Worker’s Compensation, or similar law, which, under the terms of any such disability benefit plan, are deducted from the benefit payments of such a plan. Compensation, for purposes of determining a Participating Company’s Contributions for a Member whose hourly rate of pay is established at a specified rate solely by reason of being assigned to an established normal work schedule that includes hours in excess of eight (8) hours per workday, shall be determined by application of a factor that will result in such Member’s Compensation (for such purposes) being the same as if his hourly rate had not been so established.

                 In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the Annual Compensation Limit.

     1.19     “Computation Period”: Each twelve (12) consecutive month period which begins on the date the employee first completes a Regular Hour of Service with a Participating Company or Affiliated Company and every anniversary thereof.

     1.20     “Contributions”: Amounts contributed to the Trust for the Account of a Member under the terms of the Plan by, or on behalf of, his Employing Company.

     1.21     “Controlled Group Company”: (a) a corporation, with the exception of the Participating Company, which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(C) thereof) which includes the Participating Company; (b) any trade or business (whether or not incorporated), with the exception of the Participating Company, which is under common control (as defined in Section 414(c), as modified by Section 415(h), of the Code and regulations thereunder) with such Participating Company; (c) any organization (whether or not incorporated), with the exception of the Participating Company, which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Participating Company; and (d) any other entity required to be aggregated with the Participating Company pursuant to regulations under Section 414(o) of the Code.

     1.22     “Core Funds”: The core funds set out in Part I of Schedule C to the Plan Instrument.

     1.22a    “Cure Period”: The “Cure Period” as defined in Subsection 6.4(a) of the Plan Instrument.

     1.23     “Defined Benefit Plan Fraction”: The “Defined Benefit Fraction” as defined in Subsection 4.3(e) of the Plan Instrument.

     1.24     “Defined Contribution Plan Fraction”: The “Defined Contribution Plan Fraction” as defined in Subsection 4.3(f) of the Plan Instrument.

     1.25     “Direct Rollover”: A “Direct Rollover” as defined in Subsection 7.10(b)(iv) of the Plan Instrument.

     1.26     “Distributee”: A “Distributee” as defined in Subsection 7.10(b)(iii) of the Plan Instrument.

     1.27     “Effective Date”: The date set forth in Subsection 10.11 of the Plan Instrument.

     1.28     “Eligibility for Admission Date”: The date set forth in Subsection 2.1 of the Plan Instrument.

     1.29     “Eligible Employee”: An Employee who satisfies the eligibility requirements of Subsection 2.1, whether or not he becomes a Member.

     1.30     “Eligible Investment Company Funds”: The LifeStyle Funds, the Fidelity Mutual Funds, the funds in the Mutual Fund Window, and the Fidelity Select Portfolios.

     1.31     “Eligible Retirement Plan”: An “Eligible Retirement Plan” as defined in Subsection 7.10(b)(ii) of the Plan Instrument.

     1.32     “Eligible Rollover Distribution”: An “Eligible Rollover Distribution” as defined in Subsection 7.10(b)(i) of the Plan Instrument.

     1.33     “Employee”: Except as set forth hereinbelow, any person performing services as an employee of any of the Participating Companies who receives a regular and stated compensation (other than a retainer) directly from such Company, provided, however, that, Employees shall not include any person employed by any corporation or business entity that is not a Participating Company hereunder which is merged or liquidated into, or whose assets are acquired by any such Company, unless such Company, with the consent of Shell Oil Company, designates the employees of such corporation or other business entity, as the case may be, as Employees under the Plan pursuant to written resolutions adopted by such Company at any time prior to or after such liquidation, merger, or asset acquisition.

          The term “Employee” shall not include: (a) a person whose compensation is paid solely in the form of commissions, or (b) a non-resident alien, or (c) a person who is temporarily employed by a Participating Company because of a transfer from a foreign Affiliated Company which is not a Participating Company, or (d) a person who is a “leased employee” within the meaning of Section 414(n) of the Code, or (e) a person whose contract of employment or engagement letter or contract for services explicitly states or implicitly provides that the person is not entitled to participate in this Plan, in particular, or the employee benefit plans of one or more Participating Companies, in general, or (f) a person designated by the relevant Participating Company as an independent contractor. In addition to the foregoing, and notwithstanding anything herein to the contrary, a person shall not be treated as an Employee eligible to make Salary Deferrals under the Plan (even if such person is determined to be a common law employee of the Employer entitled to service credits for eligibility purposes under the Plan) before the date the Employer is required to withhold federal income taxes from the person’s pay. “Affiliated Company” for purposes of this paragraph shall be as defined in Subsection 1.7, except that the phrase “more than 25 percent” shall be substituted for the phrase “more than 50 percent.” In addition to the foregoing, and notwithstanding anything herein to the contrary, the term “Employee” shall not mean any person during any period or periods of time that such person does, or may, actively participate in the Shell Chemical Company Employee Savings Plan for Bargaining Unit Employees (the “Pt Pleasant Plan”); provided, however, that the term “Employee” shall include such person from the date his employing Participating Company reclassifies him as a staff employee up to and including June 1, 2000, so long as he no longer participates actively in such Pt Pleasant Plan during that time, and otherwise meets the definition of Employee.

          An Employee shall cease to be such under this Plan upon termination of his service for any cause whatsoever, provided, however, that an Employee shall continue to be treated as such under this Plan during all periods of leave of absence (1) with pay (i) not exceeding one year or (ii) in excess of one year where such leave is granted in connection with the Pennzoil-Quaker State Company Change in Control Retention/Severance Plan, (2) without pay due to sickness or disability, (3) due to war or national emergency,

(4) in accordance with the military leave policy of his Employing Company, and (5) other Company authorized leaves of absence.

     1.34     “Employer,” “Employing Company”: A Participating Company in its relationship of being an employer of Employees.

     1.35     “ERISA”: The Employee Retirement Income Security Act of 1974 as it now exists or may hereafter be amended.

     1.36     “Excess Contributions”: With respect to any Plan Year, the excess of (a) the aggregate amount of Salary Deferrals actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year, over (b) the maximum amount of such contributions permitted under the limitations of Subsection 3.5. The total amount of Excess Contributions for the Highly Compensated Employees for a Plan Year is determined as follows: Highly Compensated Employees with the largest Actual Deferral Percentage shall be identified and a determination shall be made as to how much their Actual Deferral Percentage must be reduced so that the Plan would satisfy the ADP Limit or causes such employees’ Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employees with the next highest Actual Deferral Percentage. The procedure described in the preceding sentence shall be repeated until the Plan would satisfy the ADP Limit.

     1.37     “Excess Deferral Amounts”: The amount of Salary Deferrals that the Member allocates to this Plan pursuant to the claim procedure set forth in Subsection 3.9(b), because they exceed the limit imposed on the Member by Section 402(g)(1) of the Code for the taxable year in which the Salary Deferrals occurred.

     1.38     [ Intentionally left blank ]

     1.39     “Fidelity Mutual Funds”: Such eligible investment company funds as from time to time shall obtain the approval of the Plan Administrator and the Trustees, as evidenced by their listing on Part II of Schedule C to the Plan Instrument.

     1.39a     “Fidelity Select Portfolios”: Such eligible investment company funds as from time to time shall constitute the Fidelity Select Portfolios®, as evidenced by their listing on Part IV of Schedule C to the Plan Instrument.

     1.40     “Former Member”: Any former Employee who was a Member of the Plan before he terminated his employment and who is still a participant in the Plan.

     1.41     “Full Time Work Year”: for any Computation Period: The number of Regular Hours of Service which constitute the regular or basic work-year for an employee’s job classification as determined by Shell Oil Company from time to time on a reasonable and consistent basis.

     1.42     “Highly Compensated Employee”: An employee of the Employer who (1) was a five percent owner, as defined in Section 416(i)(1) of the Code, at any time during the “determination year” or the “look-back year”, or (2) had “compensation” from an Employer during the look-back year in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code), and if the Employer so elects, was in the top-paid group of employees for the look-back year.

          The determination of who is a Highly Compensated Employee hereunder, including determinations as to the number and identity of employees in the top-paid group and the compensation considered, shall be made in accordance with the provisions of Section 414(q) of the Code and regulations issued thereunder. An employee is in the top-paid group of employees for any year if such employee is in the group consisting of the top 20 percent of the employees when ranked on the basis of compensation paid during such year. For purposes of determining the number of employees in the top-paid group, employees described in Section 414(q)(5) of the Code and Q&A 9(b) of Section 1.414(q)-1T of the Regulations are excluded. Employers aggregated under Section 414(b), (c), (m), or (o) of the Code are treated as a single employer. For purposes of this definition, the following terms have the following meanings:

     (a)     The “determination year” means the Plan Year for which the determination of who is a Highly Compensated Employee is being made.

     (b)     The “look back year” means the 12-month period immediately preceding the determination year, or if the Employer so elects in the Plan, the calendar year beginning with or within such 12-month period.

     (c)     For purposes of this definition, the term “compensation” has the meaning set forth in Section 415(c)(3) of the Code.

     The identification of Highly Compensated Employees is subject to further provisions of Section 414(q) of the Code and applicable Department of Treasury regulations. The term “Highly Compensated Employee” shall not include any employee who is a nonresident alien and who receives no earned U.S. source income from the Employer.

     1.43     “Investment Manager”: A fiduciary, other than a Named Fiduciary as described in Subsection 5.1, who may be appointed by the Trustees:

     (a)     who has the power to manage, acquire, or dispose of any assets of the Plan or a portion thereof; and

     (b)     who (1) is registered as an investment adviser under the Investment Advisers Act of 1940, or state law, (2) is a bank as defined in that Act, or (3) is an insurance company qualified to perform services described in Subsection (a) above under the laws of more than one state; and

     (c)     who has acknowledged in writing that he is a fiduciary with respect to the Plan.

     1.44     “Key Employee”: A “Key Employee” as defined in Subsection 9.3 of the Plan Instrument.

     1.45     “LifeStyle Funds”: The lifestyle funds set out in Part I of Schedule C to the Plan Instrument.

     1.46     “Loans”: “Loans” as defined in Subsection 6.1 of the Plan Instrument.

     1.47     “Member”: An Employee who has qualified as a participant in the Plan pursuant to Subsection 2.2.

     1.48     “Mutual Fund Window”: Such eligible investment company funds as from time to time shall be available from Fidelity’s FundsNetSM offerings, as evidenced by their listing on Part III of Schedule C to the Plan Instrument.

     1.49     “Named Fiduciary”: A “Named Fiduciary” as defined in Subsection 5.1 of the Plan Instrument.

     1.50     “Nonhighly Compensated Employee”: An employee of a Controlled Group Company who is not a Highly Compensated Employee.

          The identification of Nonhighly Compensated Employees is subject to further provisions of Section 414(q) of the Code and applicable Department of Treasury regulations. The term “Nonhighly Compensated Employee” shall not include any employee who is a nonresident alien and who receives no earned U.S. source income from the employing Controlled Group Company.

     1.51     “Non-Participating Company”: A “Non-Participating Company” as defined in Subsection 2.1 of the Plan Instrument.

     1.52     “Nonseparated Member”: A Former Member who is not yet entitled to a distribution under Section VII of this Plan, and who ceases employment with a Participating Company on or after July 1, 1988, in connection with a transaction which, taken as a whole, does not result in a separation from service.

     1.53     “Optional Funds”: The Core Funds and the Eligible Investment Company Funds.

     1.54     “Original Effective Date”: August 1, 1984, the date on which this Plan was originally established.

     1.55     “Participating Company”: A company which is participating in the Plan.

     1.56     “Participation Service”: The period of service described in Subsection 2.1 of the Plan Instrument.

     1.57     “Party in Interest”: Any person who is described in Section 3(14) of ERISA.

     1.58     “Payroll Closing Date”: with respect to a particular payroll period: The last business day of that payroll period on which changes that affect the amount of the Employee’s paycheck for that payroll period, or the credits and debits appearing on the Employee’s pay advice for that payroll period, can be accepted for processing.

     1.59     “Plan”: The employee benefit plan created under this Plan Instrument formally known as the “Shell Pay Deferral Investment Fund.”

     1.60     “Plan Year”: shall be the calendar year except for 1984 for which the Plan Year shall be August 1, 1984 through December 31, 1984.

     1.61     “Qualified Beneficiary”: shall mean:

     (a)     an individual who:

     (i)     is named by a Member or a Former Member as his beneficiary pursuant to Subsection 7.4 and is at least 18 years of age (or will attain at least 18 years of age before said beneficiary’s respective share of the Member or Former Member’s Account is distributed from the Plan), and is entitled to receive distribution of all or any part of the amount standing to the credit of the Member or Former Member upon the death of the Member or Former Member; or

     (ii)     is the surviving spouse of a deceased Member or of a deceased Former Member; or

     (iii)     is an alternate payee, who is the spouse or former spouse of a Member or Former Member; or,

     (b)     a private trust that meets all of the following requirements:

     (i)     is valid under state law, or would be but for the fact that there is no corpus;

     (ii)     is irrevocable or will, by its terms, become irrevocable upon the death of the Member or Former Member;

     (iii)     the beneficiary or beneficiaries of the trust are identifiable individuals from the trust instrument;

     (iv)     the beneficiary designation made by the Member or Former Member is made in such form as the Plan Administrator may require and the Member or Former Member provides such additional information as the Plan Administrator may require, provided that,

     (A)     for any calendar year up to and including the calendar year of the Member’s or Former Member’s death, in order to establish that the Member’s or Former Member’s spouse is the sole beneficiary under the trust for purposes of Section XIV of the Plan Instrument, the Member or Former Member must: (1) provide to the Plan Administrator a list of all of the beneficiaries of the trust (including contingent and remainderman beneficiaries with a description of the conditions of their entitlement sufficient to establish that the Member’s or Former Member’s spouse is the sole beneficiary); (2) certify that, to the best of the Member’s or Former Member’s knowledge, the list of beneficiaries is correct and complete and that the requirements of Subsections 1.61(b)(i), (ii), and (iii) above are satisfied; (3) agree to provide corrected certifications to the extent that an amendment changes any information previously certified; and (4) agree to provide a copy of the trust instrument to the Plan Administrator upon demand; and

     (B)     for calendar years following the calendar year of the Member’s or Former Member’s death, the trustee of the trust instrument, no later than October 31 of the calendar year immediately following the calendar year of the Member’s or Former Member’s death, must (1) provide the Plan Administrator with a final list of all of the beneficiaries of the trust (including contingent and remainderman beneficiaries with a description of the conditions on their entitlement) as of September 30 of the calendar year immediately following the calendar year of the Member’s or Former Member’s death; (2) certify that, to the best of the trustee’s knowledge, the list of beneficiaries is correct and complete and that the requirements of Subsections 1.61(b)(i), (ii), and (iii) above are satisfied; and (3) agree to provide a copy of the trust instrument to the Plan Administrator upon demand.

          When applying the requirements of Subsection 1.61(b)(iii) above, the trust instrument need not name the individuals by name so long as the individuals who are to be the beneficiaries are identifiable under the trust instrument. The members of a class of beneficiaries capable of expansion or contraction will be treated as being identifiable if it is possible to identify the class member with the shortest life expectancy.

          Nothing in this provision shall be construed to mean that a Qualified Charitable Organization (as defined in Subsection 7.4(a)) can be a Qualified Beneficiary.

     1.62     “Qualified Charitable Organization”: A “Qualified Charitable Organization as defined in Subsection 7.4 of this Plan Instrument.

     1.63     “Regular Hours of Service”: Each hour for which an employee (as distinguished from an Employee as defined herein) is paid or entitled to payment for the performance of duties with a Participating Company or an Affiliated Company (or for which back pay is awarded provided such hours have not been previously taken into account) except hours for which a premium rate is paid because such hours are in excess of the maximum work week applicable to an employee under Section 7(a) of the Fair Labor Standards Act of 1938, as amended, or because such hours are in excess of a bona fide standard work week or work day and also excluding hours performed as a “leased employee” within the meaning of Section 414(n) of the Code. In addition to the above, such hours shall include hours included in periods of absence due to

(1) scheduled holidays with pay, (2) vacation with pay, (3) an approved leave of absence (i) with pay not exceeding one year, (ii) without pay due to sickness or disability of the employee not exceeding one year, (iii) without pay due to causes other than sickness or disability of the employee not exceeding thirty (30) calendar days, (iv) due to war or national emergency, and (v) in accordance with the military leave policy of his Employing Company, or (4) a leave of absence in existence or commencing on or after December 15, 1993, which is taken in accordance with the family and medical leave policies of the employee’s Employing Company and the Family and Medical Leave Act of 1993 (P. L. 103-3) (“Family/Medical Leave”), including certain leaves for personal illness, family illness, birth or adoption, not exceeding six months. A leave of absence shall not be a Family/Medical Leave unless the employee returns to work at the conclusion of the Family/Medical Leave period or retires. For purposes of crediting Regular Hours of Service for scheduled holidays, vacations, and leaves of absence described above, the number of Regular Hours of Service as to an employee shall be the number of such employee’s regularly scheduled working hours during any such vacation, leave of absence, or scheduled holiday. Further, Regular Hours of Service shall be credited in accordance with now existing 29 CFR Sections 2530.200b-2(c) and 2530.200b-7(c).

          In the case of those employees whose duties are deemed to be in a maritime industry and who are compensated on the basis of certain amounts for each day worked during a given period (i.e., a daily rate of pay), days of service shall be counted rather than Regular Hours of Service. One day of service shall be equal to eight (8) Regular Hours of Service with ninety-three (93) days of service being equated with seven hundred fifty (750) Regular Hours of Service for purposes of determining Participation Service.

          The following guidelines shall be used in assessing whether an employee is in the maritime industry for purposes of measurement of service. An employee whose principal duties are performed on an offshore port, offshore oil tower, or similar site shall be deemed to be in the maritime industry. Duties performed on board any vessel operating on the various listed bodies of water relating to the conduct of such vessel shall be deemed to be in the maritime industry; however, an employee whose duties require him to travel from land to an offshore port or tower, or from an offshore port or tower to offshore port or tower shall not be deemed to be a person in the maritime industry unless his principal duties are performed on such vessel, port, or tower.

     1.64     “Salary Deferral”: Contributions made to the Trust during the Plan Year by the Employer, at the election of the Member, in lieu of cash compensation. Such contributions shall consist of amounts equal to a specified percentage of a Member’s Compensation which a Member directs be deducted for each payroll period.

     1.65     “Senior Staff”: A member of the senior management of a “Participating Company,” as defined in the Shell Pension Plan, who has been identified by any such company employing him or her as a member of its senior staff in accordance with such company’s customary practices and procedures.

     1.66     “Surviving Beneficiary”: An individual who is a surviving beneficiary of an Active Employee or of a Former Employee.

     1.66a     “Testing Compensation”: shall mean compensation within the meaning of Section IV of this Plan which relates to the limits under Section 415 of the Code, but excluding any amount in excess of the Annual Compensation Limit.

     1.66a     “Tier III Funds”: The investment options under Part III of Schedule C to the Plan Instrument.

     1.67     “Tier IV Funds”: The investment options under Part IV of Schedule C to the Plan Instrument.

     1.68     “Timely Notice” or “Timely Receipt” with respect to notice of deferral directions: Notice given in the prescribed manner (as determined under Subsection 10.4 of the Plan Instrument) and received on or before the Payroll Closing Date for the payroll period or such other date as may be required by the Plan Administrator.

     1.69     [ Intentionally left blank ]

     1.70     “Trust”: The trust created under the Trust Agreement which is attached to and is part of the Plan Instrument; such Trust being for the purpose of holding, investing and distributing Plan assets under the Plan and which Trust is designed to be exempt from federal income tax under Section 501(a) of the Code.

     1.71     “Trustee”: Any person serving as a Trustee under the terms of, or pursuant to, the Plan under the Trust Agreement.

     1.72     “Units”: Units of participation representing a Member’s proportionate interest in an Optional Fund.

     1.73     “Valuation Date”: A date on which accounts under the Plan are valued. Prior to June 1, 1996, Valuation Dates will be the last business day concurrent with or preceding the 15th day and the last day of each month and such other times as may be required by the Trustees. On and after June 1, 1996, a Valuation Date shall be any day, other than a Saturday, a Sunday, or a legal holiday, on which the New York Stock Exchange is open for trading, and/or such other dates as may be required by the Trustees. In the case of purchases, redemptions, and/or valuations during periods of extreme market conditions, market closures, or illiquidity, the day “on which the New York Stock Exchange is open for trading” shall be deemed to be the later of: (a) the day all securities markets resume normal trading; or (b) the day sufficient liquidity returns, in the judgment of the Investment Manager.

     1.74     “Valuation Period”: (a) Prior to June 1, 1996, the periods which shall end on the 15th and last days of each month with Members’ Thrift Fund Accounts to be credited or debited, as the case may be, as of such dates; and (b) on and after June 1, 1996, each calendar month with Member’s Thrift Fund Accounts to be credited or debited as the case may be as of the last Valuation Date of each such month or, if there is no Valuation Date during such month, the last Valuation Date in the month or months immediately prior to such month.

     1.75     “Withdrawals”: The “Withdrawals” as defined in Subsection 6.1 of the Plan Instrument.

SECTION II

PARTICIPATION IN THE PLAN

     2.1     Eligibility to Participate: Any Employee shall be eligible to become a Member of the Plan on the Eligibility for Admission Date specified hereinbelow under the conditions of qualification set out in Subsection 2.2 below. On and after August 1, 1984 (the “Original Effective Date”), but prior to January 1, 1989, the Eligibility for Admission Date shall be the first day of the first Computation Period after the Employee has been credited with at least three (3) years of Participation Service. On and after January 1, 1989, the Eligibility for Admission Date shall be the first day of the first Computation Period after the Employee has been credited with at least one (1) year of Participation Service; provided, however, that effective July 1, 1996, the “Eligibility for Admission Date” shall be the first day on or after July 1, 1996, on which the Employee completes his first Regular Hour of Service with a Participating Company. An Employee shall be credited with one year of Participation Service for each Computation Period in which he is credited with 750 or more Regular Hours of Service (whether or not consecutive) with the Employing

Company or an Affiliated Company. For purposes of the preceding sentence and Subsections 1.19 and 1.63 as they relate to the preceding sentence, “Affiliated Company” shall be as defined in Subsection 1.7, without regard to the proviso that substitutes the phrase “more than 50 percent” for the phrase “at least 80 percent.” Service with a predecessor employer shall be credited to an Employee as follows:

          (a)     in any case in which the Employing Company maintains a plan of a predecessor employer, service for such predecessor employer shall be treated as service for the Employing Company.

          (b)     in any case in which the Employing Company maintains a plan which is not the plan maintained by a predecessor employer, service for such predecessor employer shall (to the extent provided in regulations to be issued by the Secretary of Treasury, Secretary of Labor, or their delegates) be treated as service for the Employing Company.

          In addition to the service crediting rules set out above, the service crediting rules below shall apply. The lesser of one year of service, or the actual number of years (including partial years) of service with an Affiliated Company shall be credited to an Employee as Participation Service, only where an Employing Company has employed the Employee pursuant to an agreement with the Affiliated Company, and the grant of prior service as Participation Service meets the requirements of Treasury Regulation section 1.401(a)(4)-11(d). For purposes of the preceding sentence and Subsections 1.19 and 1.63 as they relate to the preceding sentence, “Affiliated Company” shall be as defined in Subsection 1.7, except that the phrase “more than 25 percent” shall be substituted for the phrase “more than 50 percent.”

          Where an employee of a Non-Participating Company becomes an Employee of a Participating Company after December 31, 1990 as a result of an asset or stock acquisition, merger, reorganization or other similar transaction, prior service credit may be granted pursuant to an agreement between one or more Participating Companies and the Non-Participating Company, as follows:

          (c)     a maximum of five (5) years prior service with the Non-Participating Company shall be credited to an Employee as Participation Service only where the following conditions are satisfied:

               (i)     a Participating Company has employed the Employee pursuant to an agreement with the Non-Participating Company;

               (ii)     with respect to each separate acquisition, merger, reorganization or other similar transaction, prior service credit is uniformly granted to all individuals becoming Employees pursuant to this sentence; and

               (iii)     the prior service credit granted is otherwise allowed by law;

or

          (d)     pursuant to an amendment to this Plan adopted after 1990.

For purposes of this paragraph, “Non-Participating Company” shall mean any corporation, trade, or business that is not a Participating Company.

          If a Participating Company acquires the stock or assets of a business entity listed on Schedule A and, in connection with that acquisition, agrees or resolves to grant past service credit hereunder to an employee of the entity who, within a period of time specified in the agreement or resolution, becomes an Employee of the Participating Company, then the lesser of one year of service, or the actual number of years of service, with the acquired entity shall be credited to the Employee as Participation Service, provided such grant of past service credit is otherwise allowed by law.

     2.2     Qualification as a Member:

     (a)     Any Eligible Employee of a Participating Company whose application for membership, and Salary Deferral authorization, have been received by the Plan Administrator, or his agent, may qualify as a Member of the Plan as of the first day of the first payroll period that falls on or after the Original Effective Date, for which payroll period he shall have been compensated by a Participating Company after such application for membership has been received and he has satisfied the eligibility requirements of Subsection 2.1. For purposes of this Subsection 2.2(a), an Employee’s application for membership and Salary Deferral authorization shall be deemed to have been received before the first day of the first payroll period for which he shall be compensated by a Participating Company if they are received no later than the Payroll Closing Date for that payroll period.

     (b)     An Eligible Employee who has been admitted as a Member in accordance with the provisions of the Plan shall remain a Member until termination of his status as an Employee even though he may suspend his Salary Deferrals. Upon reemployment, as an Employee, a Former Member shall be immediately eligible for admission to the Plan and shall be admitted as a Member of the Plan upon reapplication for membership.

     2.3     Leased Employees: Persons who are “leased employees” within the meaning of Section 414(n) of the Code shall not be eligible to participate in this Plan. In the event a “leased employee” becomes a Member covered by the Plan, prior hours of service performed as a “leased employee” shall be taken into account in determining Regular Hours of Service solely for the purpose of determining eligibility to participate and only if such prior hours of service were performed for the employing Participating Company or for: (a) a corporation that is a member of a controlled group of corporations (within the meaning of Section 1563(a)(1) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(C) thereof) which includes the Participating Company employing the Member; or (b) any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code and regulations thereunder) with the employing Participating Company.

SECTION III

CONTRIBUTIONS, INVESTMENT OPTIONS AND ACCOUNTS

     3.1     Contribution:

     (a)     Employer Contributions: For each Plan Year, the Employer shall contribute an amount equal to the total amount of Contributions Elections for such Plan Year under Paragraph (b) of this Subsection. Contributions made by the Employer for a given Plan Year pursuant to Contribution Elections under Paragraph (b) of this Subsection shall be deposited in the Trust consistent with Subsection 3.7.

          In addition, for each Plan Year, the Employer shall contribute an amount equal to the total amount of Contribution Additions for such Plan Year under Paragraph (c) of this Subsection.

     (b)     Contribution Elections: Members may specify an Applicable Percentage of the Member’s Compensation each payroll period as a Salary Deferral. Contributions to Accounts of Members will be directed into the optional funds as specified by the Member. Subject to the terms of the Plan: with respect to payroll periods having a Payroll Closing Date prior to July 16, 1996, the Applicable Percentages shall range from one percent (1%) to eleven percent (11%), in multiples of one percent (1%); and with respect to payroll periods having a Payroll Closing Date on or after July 16, 1996, but before January 1, 2002, the Applicable Percentages shall be any percentage, in increments of 1/2%, up to the maximum applicable to the Member’s period of Accredited Service, in accordance with the following schedule:

     (i)     From the date of admission as a Member through the ninth year of Accredited Service — up to a maximum of 16%, and

     (ii)     During the tenth and succeeding years of Accredited Service — up to a maximum of 11% with respect to payroll periods having a Payroll Closing Date on or after July 16, 1996, but before January 1, 1998, and up to a maximum of 15% with respect to payroll periods having a Payroll Closing Date on or after January 1, 1998, but before January 1, 2002.

          Subject to the terms of the Plan: with respect to payroll periods having a Payroll Closing Date on or after January 1, 2002, the Applicable Percentages shall be any percentage from a minimum of 1% up to a maximum of 25%, in increments of 1/2%.

          An Employee shall be credited with one year of Accredited Service for each Computation Period in which he is credited with the number of Regular Hours of Service (whether or not consecutive) at least equal to the number of Regular Hours of Service which constitute his Full Time Work Year. An Employee shall be credited with a fraction of a year of Accredited Service for each Computation Period in which he is credited with a number of such hours which is not at least equal to his Full Time Work Year. Determination of the credit for a fraction of a year of Accredited Service shall be made by Shell Oil Company in a manner which shall utilize the number of Regular Hours of Service credited within such Computation Period in computing the numerator of such fraction and the number of Regular Hours of Service in the appropriate Full Time Work Year for such Employee in computing the denominator of such fraction.

          From and after June 1, 1996, and prior to January 1, 2003, Members may affirmatively elect an Applicable Percentage which shall apply to amounts received pursuant to an incentive compensation plan listed on Schedule B, and any such Applicable Percentage may be different from the Applicable Percentage which applies to all other amounts received as compensation. From and after January 1, 2003, Members may affirmatively elect an Applicable Percentage which shall apply to amounts received under a variable pay program (sometimes also referred to as an incentive compensation program) established by a Contributing Company so long as such program is not listed on Part Two of Schedule B, and any such Applicable Percentage may be different from the Applicable Percentage which applies to all other amounts received as compensation. In the absence of an affirmative election with respect to amounts received pursuant to such an incentive compensation plan or variable pay program, the Applicable Percentage therefor shall be zero for Employees who became Members on or after June 1, 1996, and for all other Employees shall be the Applicable Percentage which applied to the Member’s regular compensation on June 1, 1996.

          Where the Member’s Salary Deferrals reach the limits under Subsection 3.5, the Plan Administrator may notify the plan administrator of the Shell Provident Fund and of each other defined contribution plan of Affiliates so that employee contributions thereunder may automatically begin or change in accordance with any prior election of the Member. Directions of Salary Deferrals shall be effective as of the first day of the Member’s payroll period which next falls after Timely Notice of such election to the Plan Administrator or his agent; provided, however, where a regulatory body closes a principal securities exchange on which securities are traded, the posting of Salary Deferrals may be delayed until normal trading resumes in all securities markets.

          No benefits provided by the Employing Company or a Controlled Group Company, shall be conditioned directly or indirectly upon the Member’s making or not making Salary Deferrals hereunder.

     (c)     Contribution Additions: For each Plan Year, any Participating Company may make an additional contribution to the Plan that it may determine is appropriate to reimburse the Trust for administration expenses where the Plan Administrator, based on all relevant facts and circumstances, requests reimbursement, and the Company determines the administration expenses are not appropriate for recovery from certain Members, Former Members or Beneficiaries. Each Contribution Addition shall be with respect to the Plan Year and shall be allocated to the Accounts of the Members that are affected by the administration expenses for which the Trust is being reimbursed by that contribution. Consistent with the preceding sentence, the Plan Administrator shall periodically notify the Trustees of the Contribution Additions which shall be paid to the Trust no later than the time prescribed by law for filing the federal income tax return of the Participating Company, including extensions thereof. For purposes of the limitations under Subsection 4.2, each Contribution Addition shall be allocated to the Accounts of the Members that are affected by the administration expenses for which the Trust is being reimbursed by that contribution.

     3.2     Coordination of Contribution Rates: For Plan Years beginning prior to January 1, 1998, if a Member is receiving company contributions under the Shell Provident Fund and any other defined contribution plans of Affiliates (collectively referred to as “SPF”) of ten percent (10%), then the Member’s elected rate of employee contributions thereunder together with the Member’s elected rate of Salary Deferrals hereunder shall not exceed eleven percent (11%). If a Member is receiving company contributions under the SPF of five percent (5%), then the Member’s elected rate of employee contributions thereunder together with the Member’s elected rate of Salary Deferrals hereunder shall not exceed sixteen percent (16%). If a Member is receiving Company contributions under the Coral Energy Services, LLC Savings Plan of three percent (3%), then the Member’s elected rate of employee contributions thereunder together with the Member’s elected rate of Salary Deferrals hereunder shall not exceed sixteen percent (16%). If a Member is receiving company contributions under the SPF of two and one-half percent (2 1/2%), then the Member’s elected rate of employee contributions thereunder together with the Member’s elected rate of Salary Deferrals hereunder shall not exceed eighteen percent (18%) for payroll periods closing prior to July 16, 1996, or eighteen and one-half percent (18 1/2%) for payroll periods closing on and after July 16, 1996, but before January 1, 1998. If a Member is receiving no company contributions under the SPF then, for payroll periods closing on and after July 16, 1996, but before January 1, 1998, the Member’s elected rate of employee contributions thereunder together with the Member’s elected rate of Salary Deferrals hereunder shall not exceed twenty-one percent (21%).

          For Plan Years beginning on or after January 1, 1998, but before January 1, 2002, if a Member is receiving company contributions under the SPF of ten percent (10%), then the Member’s elected rate of employee contributions thereunder together with the Member’s elected rate of Salary Deferrals hereunder shall not exceed fifteen percent (15%). If a Member is receiving company contributions under the SPF of five percent (5%), then the Member’s elected rate of employee contributions thereunder together with the Member’s elected rate of Salary Deferrals hereunder shall not exceed twenty percent (20%). If a Member is receiving company contributions under the Coral Energy Services, LLC Savings Plan of three percent (3%), then the Member’s elected rate of employee contributions thereunder together with the Member’s elected rate of Salary Deferrals hereunder shall not exceed twenty-two percent (22%). If a Member is receiving company contributions under the SPF of two and one-half percent (2 1/2%), then the Member’s elected rate of employee contributions thereunder together with the Member’s elected rate of Salary Deferrals hereunder shall not exceed twenty-two and one-half percent (22 1/2%). If a Member is receiving no company contributions under the SPF, then the Member’s elected rate of employee contributions thereunder together with the Member’s elected rate of Salary Deferrals hereunder shall not exceed twenty-five percent (25%).

          This Subsection 3.2 shall not apply to Plan Years beginning on or after January 1, 2002.

     3.3     Change of Election of Contribution: A Member’s Salary Deferral direction for Contributions shall be effective until canceled or changed by the Member notifying the Plan Administrator or his agent, which cancellation or change shall be effective as of the first day of the Member’s payroll period which next falls after Timely Notice to the Plan Administrator or his agent; provided, the Plan Administrator shall amend or revoke a Member’s Salary Deferral direction to the extent necessary to satisfy the limits specified in Subsections 3.5, 4.2 and the limits on the deductibility of Contributions specified in Section 404(a) of the Code. Where a regulatory body closes a principal securities exchange on which securities are traded, the posting of Salary Deferrals may be delayed until normal trading resumes in all securities markets.

     3.4     Investment Options:

     (a)     Each Member shall direct that the entire amount of Contributions made on his behalf—and each Member and each Beneficiary shall direct the entire amount of any dividends or other distributions credited to the Account of the Member or Beneficiary in respect of his or her Royal Dutch Shell Stock Fund Account—be invested in one or more of the Optional Funds then offered under the Plan in multiples of one percent (1%); provided, however, where a regulatory body closes a principal securities exchange on which securities are traded, the posting of Contributions may be delayed until normal trading resumes in all securities markets. Prior to June 1, 1996, directions shall be effective as of the first day of the Member’s payroll period which next falls after Timely Notice to the Plan Administrator. On and after June 1, 1996, an investment direction shall be effective: (1) on the day it is actually received provided it is received on a Valuation Date before the New York Stock Exchange closes for trading; or (2) on the Valuation Date next succeeding the day on which it is actually received, if it is not received on a Valuation Date or if it is received on a Valuation Date after the New York Stock Exchange closes for trading. During periods of extreme market conditions or market closures, an investment direction may not become effective until normal trading resumes in all securities markets. Similarly whenever the Investment Manager closes the Royal Dutch Shell Stock Fund to purchases, an investment direction to the Royal Dutch Shell Stock Fund shall not become effective prior to the time that the Investment Manager reopens the Royal Dutch Shell Stock Fund. Where market conditions permit, the Investment Manager shall invest temporarily Contributions relating to a suspended direction in the Thrift Fund. A Member or Beneficiary shall be responsible for following up in order to ensure that his or her investment directions were acted upon and were carried out in accordance with his or her express instructions, and that, in the case of a Member, any Contributions related to a suspended direction were redirected in accordance with the Member’s standing investment direction once the conditions that precipitated the suspension were resolved. An investment direction directing Contributions or dividends into an Optional Fund, once given, shall remain effective until changed by subsequent direction or until, in the case of a Member, the Member’s termination of employment.

     (b)     Each Member, Nonseparated Member, Former Member, or Qualified Beneficiary may direct that any portion of his Account shall be transferred between Optional Funds by giving directions to the Plan Administrator as follows:

     (1)     Each direction shall state the amount or percentage to be transferred, the Optional Fund from which the transfer is to be made, and each Optional Fund to which an amount or percentage is to be transferred.

     (2)     Directions as to a transfer to any Optional Fund given in the prescribed manner (as determined by Subsection 10.4 of the Plan Instrument) shall be effective on the day it is actually received provided it is received on a Valuation Date before the New York Stock Exchange closes for trading; or on the Valuation Date next succeeding the day on which it is actually received, if it is not received on a Valuation Date or if it is received on a Valuation Date after the New York Stock Exchange closes for trading. During periods of extreme market conditions, market closures, or illiquidity, a transfer direction may not become effective until normal trading resumes in all securities markets. Similarly whenever the Investment Manager closes the Royal Dutch Shell Stock Fund to purchases and/or redemptions, or whenever, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is insufficient to honor in the aggregate all Loan, Withdrawal, and distribution requests involving redemptions from the Royal Dutch Shell Stock Fund, as well as all Royal Dutch Shell Stock Fund redemption requests, then any directions to redeem Royal Dutch Shell Stock Fund units and any directions to purchase or redeem units of other Optional Funds which purchases or redemptions are dependent in whole or in part on redemptions of Royal Dutch Shell Stock Fund units, shall not become effective until the Royal Dutch Shell Stock Fund reopens and/or in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is sufficient to honor in the aggregate all such Loan, Withdrawal, and distribution requests and all Royal Dutch Shell Stock Fund redemptions received previously or simultaneously. A Member or Beneficiary shall be responsible for following up in order to ensure that his or her transfer directions were acted upon and were carried out in accordance with his or her express instructions.

An investment direction directing a transfer between Optional Funds, once given, shall remain effective unless canceled in a timely manner; provided, however, that

     (3)     in the case of a transfer direction directing an exchange among two or more Fidelity Select Portfolio funds exclusively, no transfer direction may be canceled or modified after the first hour the Fidelity Select Portfolio is valued, and no proceeds from any such exchange can be redirected prior to the close of the Valuation Date on which the exchange direction takes effect;

     (4)     in the case of a transfer direction directing an exchange from a Fidelity Select Portfolio to an Optional Fund other than another Fidelity Select Portfolio, no transfer direction may be canceled or modified after the first hour the Fidelity Select Portfolio is valued, and no proceeds from any such exchange can be redirected prior to the close of the Valuation Date on which the exchange direction takes effect; and

     (5)     in the case of any other transfer direction, no such transfer direction may be canceled or modified, and no proceeds from any such exchange can be redirected, after the close of the Valuation Date on which the exchange direction takes effect.

          Dividends in the form of cash, stock dividends, and the proceeds of any other distributions received by the Investment Manager in respect of the Royal Dutch Shell Stock Fund shall be credited to the Members’ or Beneficiaries’ Royal Dutch Shell Stock Fund Accounts on the date of payment thereof if received on a Valuation Date before the New York Stock Exchange closes for trading or on the Valuation Date next succeeding the date on which the payment is received, if it is not received on a Valuation Date or if it is received on a Valuation Date after the New York Stock Exchange closes for trading; provided, however, that where a Member who is an Employee is not directing any current investments in the Royal Dutch Shell Stock Fund, amounts representing such dividends and other proceeds shall be credited in accordance with such Member’s investment election; provided, further, that on and after July 16, 1996, where a Member or Beneficiary has a balance in his or her Royal Dutch Stock Fund Account or Royal Dutch Shell Stock Fund Account, amounts representing such dividends and other proceeds shall be credited to the Member’s or Beneficiary’s Royal Dutch Stock Fund Account or Royal Dutch Shell Stock Fund Account, as applicable, unless, in the case of a Member, the Member, whether or not a current Employee, affirmatively elects to have such amounts invested in accordance with the Member’s then current or most recent investment election. Where by virtue of the summary plan description or otherwise, the Member is informed or otherwise aware that the Member has a right to invest dividends or other proceeds in respect of the Royal Dutch Shell Stock Fund in accordance with such Member’s then current or most recent investment election and moreover, that failure to make a valid investment direction shall be treated as a direction to invest such dividends or other proceeds in respect of the Royal Dutch Shell Stock Fund in the Royal Dutch Shell Stock Fund, then the Member’s failure to direct dividends or other proceeds in respect of the Royal Dutch Shell Stock Fund shall be deemed an exercise of the Member’s control and discretion to invest the same in the Royal Dutch Shell Stock Fund.

          Salary Deferrals as to which no valid investment direction is in effect shall be returned to the Member. Where an Optional Fund terminates or withdraws from the Fund, a Member or Beneficiary who has a balance in such Optional Fund shall redirect that balance among the remaining Optional Funds. Where the Member or Beneficiary fails to make a valid investment redirection, such balance shall be placed in the Thrift Fund. Where by virtue of the summary plan description or otherwise, the Member or Beneficiary is informed or otherwise aware that he or she has a right to redirect a balance from a terminated or withdrawn Optional Fund among the remaining Optional Funds and moreover, that failure to make a valid investment redirection shall be treated as a direction to reinvest such balance in the Thrift Fund, then any failure to redirect the balance from a terminated or withdrawn Optional Fund shall be deemed an exercise of the Member’s or Beneficiary’s control and discretion to invest such balance in the Thrift Fund.

     (c)     The assets allocated to Accounts may be invested in or transferred to one or more Optional Funds which shall include: (1) the Lifestyle Funds and the Core Funds; (2) the Fidelity Mutual Funds; (3) the Mutual Fund Window; and (4) such eligible investment company funds as from time to time shall constitute the Fidelity Select Portfolios. A fund known as the Loan Fund shall be created by the Trustee for each Borrower to whom a Loan is made pursuant to Section 6.3 of the Plan. A Loan Fund shall consist of investments in notes made by the Borrower evidencing the promised repayment of monies loaned to the Borrower from the Plan. The value of each Loan Fund shall reflect the outstanding amount of the face value of notes made by the Borrower.

          Each of the Core Funds may retain cash on deposit, or purchase short-term investments in keeping with the description of the particular Core Fund, in the amount necessary for the proper administration of the Core Fund, including for purposes of the payment of expenses or other anticipated distributions or pending the purchase of longer term investments suitable for the particular Core Fund.

     (d)     As to each of the Optional Funds, a separate account shall be kept for each Member. In general, each Member’s Account shall also be divided between Salary Deferrals and qualified non-elective contributions and salary deferrals from other qualified plans (“Salary Deferral Account”), Catch-Up Contributions as defined in Subsection 12.8 of the Plan and catch-up contributions from other qualified plans (“Catch-Up Contribution Account”), company contributions, including matching contributions, transferred from other qualified plans that allow for in-service distributions of such assets before the Member attains 59 1/2 years of age (“Prior Plan Company Contribution Account”), company contributions, including matching contributions, transferred from other qualified plans that do not allow for in-service distributions of such assets before the Member attains 59 1/2 years of age (“Company Contribution Account”), employee after-tax contributions transferred from other qualified plans (“Prior Plan Member After-Tax Account”), rollovers transferred from the other qualified plans (“Prior Plan Rollover Account”), and after-tax rollovers transferred from other qualified plans (“Prior Plan After-Tax Rollover Account”). Except as otherwise provided in this Plan, all references to a Member’s “Account” or “account” shall include all of these subaccounts. The term “Member” as used in this Subsection 3.4(d) shall include any Member, Nonseparated Member, Former Member, Qualified Beneficiary, or any alternate payee, within the meaning of section 206(d)(3)(K) of ERISA, who has investments in one or more Optional Funds.

     (e)     Appropriate entries shall be made to each Member’s Thrift Account to reflect (1) credits for the amounts paid in or transferred to the Thrift Fund by or on behalf of the Member, including a proportionate part of the interest, gains realized and other income allocated to the Thrift Fund, (2) debits in accordance with any withdrawals, distributions, losses realized, or transfers to another Optional Fund, and (3) a proportionate part of any expenses charged against the Thrift Fund, which may be either direct debits or amounts netted in credit entries, thereby showing the amount standing to the Member’s credit in his Thrift Account.

     (f)     Except as set forth in Subsection 3.4(e) hereinabove with respect to the Thrift Account, this Subsection 3.4(f) shall govern accounting under each of the Optional Funds. Each of a Member’s Optional Fund Accounts shall be divided into units of participation (“Units”) and the proportionate interest of each Member who has accrued assets in that Account shall be evidenced by the number and fractions of Units credited to such Account. Units shall be valued, except as set forth in Subsection 3.4(g) hereinbelow, as of the close of each Valuation Date, and may be split or combined, in the discretion of the investment manager to facilitate administration. Appropriate entries shall be made to each of a Member’s Accounts to reflect (1) the amounts paid in or transferred to the corresponding Optional Fund by or on behalf of the Member, (2) the allocation of Units to that Account, (3) redemptions and transfers to another Optional Fund, (4) withdrawals and distributions in accordance with the Plan, and (5) a proportionate part of any expenses charged against the Optional Fund as provided by, in the case of Eligible Investment Company Funds, its prospectus and applicable law, thereby showing the number of Units standing to his credit in that Account.

     (g)     Units of the Fidelity Select Portfolios shall be valued hourly throughout the Valuation Date, or as otherwise provided in the prospectus for each such Fidelity Select Portfolio.

     (h)     A Member or Beneficiary may lose exchange privileges under an Eligible Investment Company Fund, consistent with the prospectus thereof, for trading that the Investment Manager determines is excessive or that adversely impacts effective management of an Optional Fund in accordance with its stated investment objectives and policies or that would otherwise potentially be adverse to the interests of Members and Beneficiaries who are long-term investors.

     3.5     Reduction of Contributions by Plan Administrator:

     (a)     Except as provided in Subsection 12.7, an Eligible Employee shall not be permitted to have Salary Deferrals made under this Plan during any taxable year of such Eligible Employee in excess of $7,000 multiplied by the Adjustment Factor.

     (b)     The Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the greater of:

     (i)     the general limitation which is the Average Actual Deferral Percentage for Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

     (ii)     the alternative limitation which is the Average Actual Deferral Percentage for Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by two (2), provided that the Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Employees who are Nonhighly Compensated Employees by more than two (2) percentage points.

          Except as provided in Subsection 12.6, consistent with Department of Treasury regulation 1.401(m)-2, the prohibition against the multiple use of the alternative limitation in (b)(ii) above shall be satisfied under the Shell Provident Fund and any other defined contribution plan of Affiliates instead of this Plan.

     (c)     The Actual Deferral Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is a participant under two or more qualified cash or deferred arrangements that are maintained by the Employer or a Controlled Group Company shall be determined as if all such salary deferrals were made under this Plan.

     (d)     [ deleted ]

     (e)     The determination and treatment of the Salary Deferrals and Actual Deferral Percentage of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     (f)     The Company shall monitor the amount of Salary Deferrals and shall advise the Plan Administrator to effect whatever prospective reductions to the Salary Deferrals of Eligible Employees are necessary or advisable to comply with the limits of this Subsection 3.5.

     (g)     If the Plan Administrator prospectively reduces the specified percentage of Salary Deferrals of Highly Compensated Employees, he shall do so in the order of their specified percentages beginning with the highest of such percentages. If the Plan Administrator determines that the reduction in effect is no longer necessary or advisable, he may increase the Salary Deferral percentages of all Highly Compensated Employees, who had their percentages reduced, in the reverse order of their specified percentages beginning with the lowest of such percentages and continuing until the original Salary Deferral percentages of all such Highly Compensated Employees have been restored or until the Plan Administrator determines that no further increases are advisable, whichever occurs first. All reductions or increases of Salary Deferral percentages hereunder shall be in multiples of one-half percent (1/2%). The Salary Deferral percentages of such Highly Compensated Employees may be reduced to zero.

     (h)     When reducing or increasing the specified Salary Deferral percentages of Highly Compensated Employees, the Plan Administrator shall treat all Highly Compensated Employees having the same specified percentages in effect in the same manner.

     (i)     Any action taken by the Plan Administrator under this Subsection 3.5 may be taken without the consent of, or prior notice to, the affected Members, but such Members shall be promptly informed in writing of the Plan Administrator’s action.

     3.6     Plan Year Basis for Computations: For purposes of applying the ADP Limit, “Testing Compensation” shall be computed on an entire Plan Year basis and the Plan elects to compute Testing Compensation using the current Plan Year at the time the ADP Limit is applied. Reductions and increases made to satisfy such limitations shall not affect persons who are not then Eligible Employees. Where limitations are computed prior to the end of a Plan Year, the Plan Administrator may estimate or project Testing Compensation. The Plan may elect to include in a person’s Testing Compensation only compensation received while such person was eligible to participate in this Plan, provided the election is applied uniformly to all employees eligible under the Plan for the Plan Year.

     3.7     Time of Contributions: Contributions to the Trust to be credited to Members’ Accounts shall ordinarily be made by the respective Participating Companies at the end of each pay period. In no event shall Contributions be made to the Trust later than ninety (90) days after such amounts would otherwise have been payable to the Member in cash; provided, however, where a regulatory body closes a principal securities exchange or which securities are traded, the posting on contributions may be delayed until normal trading resumes in all securities markets.

     3.8     Accounts — Statements, Liquidation of Optional Fund Accounts:

     (a)     The Plan will furnish to each Member within a reasonable time after the close of each three-month period a statement regarding his Accounts which will reflect the amounts and/or Units standing to his credit as of the close of the preceding three-month period and will specify all Contributions, payments made on Loans (as to principal and interest), debits, and distributions for the period, and the balance owed on any Loan outstanding at the end of the preceding period. Such statements shall be deemed to be accepted as correct if no written objection shall have been made to the Plan Administrator within sixty (60) days after the date of rendering. Records of valuations of the Plan’s funds shall be prepared and preserved in such manner and within such time after each Valuation Date as may be prescribed by the Plan Administrator.

     (b)     If a Member has credits in his Optional Fund Account upon termination of service as an Employee or upon the occurrence of any other event giving rise to a distribution to the Member, a Former Member or a Qualified Beneficiary of a deceased Member or Former Member (if a deferral is in effect or is timely elected by the Qualified Beneficiary), the Optional Fund Units standing to the credit of the Member or Former Member shall be redeemed at the close of the Valuation Date which falls on the date of the Plan Administrator’s receipt of a proper distribution request (as determined under Subsection 10.4) from the Member, the Former Member or the Qualified Beneficiary, as the case may be, if received on a Valuation Date before the New York Stock Exchange closes for trading or on the Valuation Date next succeeding the date on which such request is received, if it is not received on a Valuation Date or if it is received on a Valuation Date after the New York Stock Exchange closes for trading. In all other cases, the units standing to the credit of the Optional Fund Account of a Member or Former Member shall be redeemed as of the Valuation Date which falls on or next succeeds the termination of the Member’s service or the occurrence of any other event giving rise to a distribution from the Fund (including the death of the Member or Former Member), or the date of receipt of notice thereof by the Plan Administrator, whichever is later. Notwithstanding anything hereinabove to the contrary, this Subsection 3.8(b) is subject to the provisions of Subsection 7.1(b) concerning automatic deferrals. During periods of extreme market conditions or market closures, a direction may not become effective until normal trading resumes in all securities markets. Similarly whenever the Investment Manager closes the Royal Dutch Shell Stock Fund to redemptions or whenever, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is insufficient to honor in the aggregate all Loan, Withdrawal, and distribution requests involving redemptions from the Royal Dutch Shell Stock Fund, then directions to redeem units of the Royal Dutch Shell Stock Fund and/or directions to redeem other Optional Funds units which redemptions are dependent in whole or in part upon redemptions of Royal Dutch Shell Stock Fund units shall not become effective until the Royal Dutch Shell Stock Fund reopens and/or, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is sufficient to honor in the aggregate all Loans, Withdrawals, and distributions involving redemptions from the Royal Dutch Shell Stock Fund.

     3.9     Distribution of Excess Deferral Amounts:

     (a)     Notwithstanding any other provision of this Plan, the Excess Deferral Amount made by a Member, and any income allocable thereto, shall be distributed no later than the first April 15 following the close of the Member’s taxable year in which the Excess Deferral Amount arose or as soon as administratively feasible after an Excess Deferral Amount is detected by any monitoring system maintained by a Participating Company, to the Member claiming such Excess Deferral Amount under this Plan.

     (b)     The Member’s claim shall be in writing, shall be submitted to the Plan Administrator no later than the first March 1 following the close of the Member’s taxable year in which the Excess Deferral Amount arose, shall specify the Member’s Excess Deferral Amount for such taxable year, and shall be accompanied by the Member’s written statement that if such amounts are not distributed, then such Salary Deferrals—together with amounts deferred pursuant to other qualified cash or deferred arrangements under Section 401(k) of the Code, simplified employee pension plans under Section 408(k) of the Code, and tax-sheltered annuity contracts under Section 403(b) of the Code—exceed the limit imposed on the Member by Subsection 3.5(a) for the taxable year in which the Salary Deferrals occurred.

     (c)     In the case of any Excess Deferral Amounts which arise under this Plan by virtue of the failure of any monitoring system maintained by a Participating Company, the Plan Administrator shall be empowered to submit a claim on behalf of, and in the name of, the Member and such claim shall be deemed to be the claim of such Member for all intents and purposes. The Plan Administrator shall be entitled to assume that a Member’s taxable year is the calendar year unless the Member has previously advised the Plan Administrator otherwise, in writing.

     (d)     The Excess Deferral Amount for the taxable year which would otherwise be distributed to the participant shall be reduced, in accordance with Department of Treasury regulations, by the Excess Contributions previously distributed to the participant for the Plan Year beginning in that taxable year.

     3.10     Distribution of Excess Contributions:

     (a)     Notwithstanding any other provisions of this Plan, Excess Contributions and any income allocable thereto shall be distributed after the Plan Year in which the Excess Contributions arose, but no later than March 15 of each Plan Year beginning after December 31, 1987, to participants on whose behalf such Excess Contributions were made for the preceding Plan Year. The total amount of Excess Contributions for the Highly Compensated Employees for a Plan Year shall be distributed as follows: The Salary Deferrals of the Highly Compensated Employees with the highest dollar amount shall be reduced by the amount required to cause their Salary Deferrals to equal the lesser of (i) the dollar amount of the Salary Deferrals of the Highly Compensated Employees with the next highest dollar amount of Salary Deferrals, or (ii) the amount, when added to the total dollar amount already distributed under this process, would equal the total amount of Excess Contributions. This amount shall be distributed to the Highly Compensated Employees for which a reduction was applied. The procedure described in the preceding sentence shall be repeated until the Plan distributes the total Excess Contributions of the Highly Compensated Employees, thereby satisfying the ADP limit.

     (b)     The income allocable to Excess Contributions in Subsection 3.10(b) shall be the sum of the allocable gain or loss for the Plan Year in which such Excess Contributions arose, and the allocable gain or loss for the period between the end of such Plan Year and the date of distribution, determined in accordance with Department of Treasury regulation 1.401(k)-1.

     (c)     The Excess Contributions for the Plan Year which would otherwise be distributed to the participant shall be reduced, in accordance with Department of Treasury regulations, by the Excess Deferral Amounts previously distributed to the participant for the taxable year ending in that Plan Year.

     3.11     Mandatory Disaggregation:

     (a)     For purposes of Subsections 3.5(b) through (i), 3.6, and 3.10, except for the determination of Highly Compensated Employee and Nonhighly Compensated Employee, the portion of the Plan that benefits Employees who are included in a unit of employees covered by a collective bargaining agreement is treated as a separate plan from the portion of the Plan that benefits Employees who are not so covered.

     (b)     For Plan Years beginning before January 1, 1993, the portion of the Plan that benefits Employees who are included in a unit of employees covered by a collective bargaining agreement is treated as satisfying Subsection 3.5(b).

     3.12     Allocating Redemptions: A Member or Beneficiary may allocate redemptions among his or her Optional Fund Accounts. Where by virtue of the summary plan description or otherwise, the Member or Beneficiary is informed or otherwise aware that he or she has the right to allocate redemptions to his or her Optional Fund Accounts and moreover, that the failure to make a valid allocation shall be treated as a direction to allocate the redemptions to the Optional Funds Accounts on a pro rata basis, then the Member’s or Beneficiary’s failure to allocate redemptions properly shall be deemed an exercise of his or her control and discretion to allocate the redemption to his or her Optional Fund Accounts on a pro rata basis.

SECTION IV

CONDITIONS AND LIMITATIONS ON CONTRIBUTIONS

     4.1     Contributions With Respect to Profits:

     (a)     On and after January 1, 1988, Contributions to the Trust for accounts of Members under the Plan shall be made without regard to the existence or extent of current or accumulated earnings or profits, unless an Employing Company elects otherwise with respect to its Eligible Employees. Notwithstanding the elimination of the profits requirement, this Plan is designed to be a profit-sharing plan.

     (b)     Prior to January 1, 1988, Contributions to the Trust for accounts of Members under the Plan shall only be made by a Participating Company out of its current or accumulated earnings or profits. If any such Company forming, together with one or more other Participating Companies, an affiliated group within the meaning of Section 1504 of the Code, is prevented from making Contributions which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits or because such earnings or profits are less than the Contributions which it would otherwise have made, then so much of the Contributions which such Participating Company was so prevented from making, may be made for the benefit of the Members employed by such Participating Company by the other Participating Companies forming such affiliated group, to the extent of current or accumulated earnings or profits, except that such Contributions by each such other Participating Company shall be limited, where such group does not file a consolidated return, to that proportion of its total current and accumulated earnings or profits remaining after adjustment for its Contribution made (without regard to this sentence) which the total prevented Contributions bear to the total current and accumulated earnings or profits of all the Members of such group remaining after adjustment for all Contributions made (without regard to this sentence).

     4.2     Limitations Under Section 415 of the Code:

     (a)     Notwithstanding anything contained herein to the contrary except as provided in Subsection 12.3, the maximum Contribution permitted to be paid into the Trust on behalf of a Member and the amount of Contributions allocated or reallocated to the Account of any Member for a Plan Year, shall not exceed the lesser of:

     (i)     Thirty Thousand Dollars ($30,000); or

     (ii)     25 percent (25%) of the compensation of the Member for the calendar year.

     (b)     Aggregate contributions by or on behalf of a Member to this Plan and other defined contribution plans of the Participating and Affiliated Companies shall not exceed the limitations of Subsection 4.2(a) for any Plan Year. If reduction of such aggregate contributions is necessary to meet these requirements for any Plan Year, contributions to such other defined contribution plans shall be reduced prior to reduction of Contributions under this Plan. For the 1984 calendar year, contributions to such other defined contribution plans made for periods prior to August 1, 1984 shall not be reduced in favor of Contributions to this Plan.

     (c)     To the extent the amount of Contributions would otherwise exceed the amounts described in Paragraph (a) of this Subsection, the amounts permitted to be credited to a Member’s Account shall be reduced to the extent necessary.

     (d)     If the limitation under this Subsection 4.2(d) is applicable as described in Subsection 4.2(l), and if a Member of this Plan also is or has been a participant in a defined benefit plan to which plan contributions have been made by the Employer or an Affiliated Company, then in addition to the limitation contained in Paragraph (a) of this Subsection, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for any Plan Year shall not exceed 1.0. To satisfy the limitation of this Paragraph (d), Contributions to this Plan shall be reduced only after benefit accruals under such a defined benefit plan have been reduced to zero. Where a Member has participated in a defined benefit plan of any of the Participating or Affiliated Companies, which plan satisfied the requirements of Section 415 of the Code for the last year beginning before January 1, 1987, and where the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction exceeds 1.0, then an amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding such numerator) so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction does not exceed 1.0 for such year, as described under the relevant transitional rule under the Tax Reform Act of 1986.

     (e)     To the extent the provisions of Paragraph (d) of this Subsection would otherwise be violated, the amount allocated or reallocated to a Member’s Account for the Plan Year shall be further reduced to the extent necessary, as determined by the Plan Administrator, to prevent disqualification of the Plan under Section 415 of the Code.

     (f)     For purposes of the limitations contained in this Subsection, all defined contribution plans (whether or not terminated) of the Employer shall be treated as one defined contribution plan. Similarly, all defined benefit plans (whether or not terminated) of the Employer shall be treated as one defined benefit plan for these purposes.

     (g)     If, due to a reasonable error in calculating a Member’s annual compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, or due to such other facts and circumstances as may justify the availability of this special rule, as determined by the Internal Revenue Service, the Annual Additions to the Member’s Account under this Plan and under any other defined contribution plan maintained by an Employer exceed the limitations set forth in this Subsection, then the aggregate of the Annual Additions to this Plan and the Annual Additions to any other defined contribution plan referred to in Paragraph (f) of this Subsection shall be reduced, until the applicable limitation is satisfied by reducing the aggregate amount. Such reduction shall take place through a refund of any contributions made by the Member to any other defined contribution plan, which contributions would be aggregated with the Annual Additions to this Plan, together with earnings thereon, under Paragraph (f) of this Subsection.

     (h)     If, after the reductions provided in Paragraph (g) of this Subsection, there remains an excess of Annual Additions, such excess amounts in a Member’s Account shall be treated in accordance with any one of the following three methods:

     (1)     Such excess amounts in a Member’s Account shall be used to reduce employer contributions for the next Plan Year (and succeeding Plan Years, as necessary) for that Member if that Member is covered by the plan of the employer as of the end of the Plan Year. However, if that Member is not covered by the plan of the employer as of the end of the Plan Year, then the excess amounts must be held unallocated in a suspense account for the Plan Year and allocated and reallocated in the next Plan Year to all of the remaining Members’ Accounts in the plan. Furthermore, the excess amounts must be used to reduce employer contributions for the next Plan Year (and succeeding Plan Years, as necessary) for all of the remaining Members in the plan. Excess amounts may not be distributed to Members or Former Members.

     (2)     Such excess amounts in a Member’s Account shall be allocated and reallocated to other Members’ Accounts. However, if that allocation or reallocation causes the limitations of Code Section 415 to be exceeded with respect to each Member for the Plan Year, the remaining excess amounts must be held unallocated in a suspense account for the Plan Year and allocated and reallocated in the next Plan Year to all of the Members’ Accounts. Furthermore, the excess amounts must be used to reduce employer contributions for the next Plan Year (and succeeding Plan Years, as necessary) for all of the Members in the Plan. Excess amounts may not be distributed to Members or Former Members.

     (3)     Such excess amounts in a Member’s Account shall be held unallocated in a suspense account for the Plan Year, and allocated and reallocated in the next Plan Year (and succeeding Plan Years, as necessary) to all of the Members’ Accounts. The excess amounts so allocated and reallocated must be used to reduce employer contributions for the next Plan Year (and succeeding Plan Years, as necessary) for all of the Members in the Plan. Excess amounts may not be distributed to Members or Former Members.

     (4)     If any excess of Annual Additions still remains after methods (1), (2), or (3) above have been applied to other defined contribution plans and before any of those methods are applied to the Plan, the Plan shall distribute to the Member an amount equal to the lesser of the remaining excess of Annual Additions or the Member’s accumulated Salary Deferral (after reduction for the distribution of Excess Deferral and Excess Contribution amounts under Subsections 3.9 and 3.10). The Plan shall also distribute any gains attributable to the distributed Salary deferral amounts.

     (i)     If such reduction of employer contributions as provided in Paragraph (h) of this Subsection is necessary for any Plan Year, reduction of employer contributions for other defined contribution plans shall take place prior to reductions with respect to this Plan.

     (j)     If a suspense account is in existence at any time during the Plan Year in accordance with this Subsection, investment gains and losses and other income shall not be allocated to the suspense account. If the treatment described in this Subsection 4.2 is necessary, such treatment shall be performed on the plans in the following order:

     (i)     plans other than those referred to in (ii) and (iii) below;

     (ii)     the Shell Provident Fund;

     (iii)     this Plan.

     (k)     The Plan Administrator shall notify the Member and the Participating Company if the limitation on Contributions or allocation or reallocation of Contributions to such Member’s Account for any Plan Year is affected by the limitations set forth in this Subsection.

     (l)     The limitation described in Subsection 4.2(d) shall apply to payments under the Shell Pension Plan, except that it shall not apply to payments under the Shell Pension Plan, to the extent provided in the following described circumstances:

     (i)     Except as provided in Subsection 4.2(l)(iii) below, in the case of any Employee or former Employee who has ever been a member of the Senior Staff, the limitation described in Subsection 4.2(d) shall not be applicable to payments under the Shell Pension Plan commencing on or after January 1, 2002; and

     (ii)     Except as provided in Subsection 4.2(l)(iii) below, in the case of any Employee or former Employee who has never been a member of the Senior Staff, the limitation described in Subsection 4.2(d) shall not be applicable to payments under the Shell Pension Plan commencing on or after January 1, 2000.

     (iii)     The limitation described in Subsection 4.2(d) shall continue to apply: (1) to any Shell Pension Plan participant whose payments under the Shell Pension Plan commenced prior to January 1, 2000; and (2) in all events to the extent any Shell Pension Plan participant has received a lump sum (or to the extent such participant’s election to receive a lump sum payment has been honored) under the Shell Oil Company Benefit Restoration Plan or any other non-tax qualified defined benefit plan of the employer which included or includes an amount attributable to the amount of such benefit which was not paid or payable under the Shell Pension Plan on account of the limitation under Section 415(e) of the Code as it was in effect at the time of such election.

     4.3     Definitions: For purposes of Subsection 4.2, the term:

     (a)     “Annual Additions” means the sum for any Plan Year of—

     (i)     Contributions to the Trust and employer contributions to other defined contribution plans, and

     (ii)     employee contributions to other defined contribution plans.

     (b)     “Compensation” is defined as follows:

     (i)     Compensation includes:

     (A)     The Member’s wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with an Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses).

     (B)     For purposes of (A) above, earned income from sources outside the United States (as defined in Sec. 911(b) of the Code), whether or not excludable from gross income under Sec. 911 of the Code or deductible under Sec. 913 of the Code.

     (C)     Amounts described in Sections 104(a)(3), 105(a), and 105(h) of the Code, but only to the extent that these amounts are includable in the gross income of the Member.

     (D)     Amounts described in Section 105(d) of the Code whether or not these amounts are excludable from the gross income of the Member under that Section.

     (E)     Amounts paid or reimbursed by the Employer for moving expenses incurred by a Member, but only to the extent that these amounts are not deductible by the Member under Section 217 of the Code.

     (F)     The value of a non-qualified stock option granted to a Member by the Employer, but only to the extent that the value of the option is includable in the gross income of the Member for the taxable year in which granted.

     (G)     The amount includable in the gross income of a Member upon making the election described in Section 83(b) of the Code.

     (H)     The amount which is not includable in an Employee’s gross income as a result of the application of Sections 402(g)(3) and 125 of the Code.

     (I)     For Plan Years beginning on and after January 1, 2001, the elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

      (ii)     Compensation does not include items such as:

     (A)     Contributions made by an Employer to a plan of deferred compensation to the extent that, before the application of the limitations of Section 415 of the Code to that plan, the contributions are not includable in the gross income of the Member for the taxable year in which contributed. Additionally, any distributions from a plan of deferred compensation are not considered as compensation for purposes of Sec. 415 of the Code, regardless of whether such amounts are includable in the gross income of the Member when distributed. However, any amounts received by a Member pursuant to an unfunded non-qualified plan may be considered as compensation for purposes of Section 415 of the Code in the year such amounts are includable in the gross income of the Member.

     (B)     Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Member either becomes freely transferable or is no longer subject to a substantial risk of forfeiture as defined within the meaning of Section 83 of the Code and the regulations thereunder.

     (C)     Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

     (D)     Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Member).

     (iii)     Compensation (as defined in this Paragraph (b)) is measured as the compensation of a Member from the Employer for a calendar year. The compensation actually paid or made available to a Member within the calendar year is the compensation used for purposes of applying the limitations of Section 415 of the Code.

     (c)     “Annual Benefit” means the Member’s annual benefit payable in the form of a straight life annuity under all defined benefit plans maintained by an Employer, excluding any benefits attributable to the Member’s contributions or rollover contributions, if any, to the plans.

     (d)     “Projected Annual Benefit” means the Annual Benefit a Member would receive under the terms of the plan, based upon the following assumptions:

     (i)     The Member will continue employment until the later of: (A) the Member’s normal retirement age; or (B) the Member’s current age;

     (ii)     the Member’s compensation for the Plan Year under consideration will remain the same until the date the Member attains the age described in (i); and

     (iii)     all other relevant factors used to determine benefits under the plan for the Plan Year under consideration will remain constant for all future Plan Years.

     (e)     “Defined Benefit Plan Fraction” for any year is a fraction —

     (i)     the numerator of which is the Projected Annual Benefit of the Member under the plan (determined as of the close of the year) provided that if the Member has participated in more than one defined benefit plan maintained by the Employer, the numerator is the sum of the Projected Annual Benefits under the plans, and

     (ii)     the denominator of which is the lesser of (A) or (B) below:

     (A)     The product of 1.25 multiplied by the dollar limitation under Section 415 of the Code, as adjusted in accordance with regulations issued by the Secretary of the Treasury. In the case of a defined benefit plan which is a top-heavy plan (as defined in Section 416 of the Code), the product shall be the same as described in the preceding sentence, except that “1.0” shall be substituted for “1.25.”

     (B)     The product of 1.4 multiplied by an amount which is 100% of the Member’s average compensation for the 3 consecutive years in which his compensation was the highest.

     (f)     “Defined Contribution Plan Fraction” for any year is a fraction —

     (i)     the numerator of which is the sum of the Annual Additions to the accounts of the Member, in all defined contribution plans maintained by the Employer, as of the end of the Plan Year, and

     (ii)     the denominator of which is the sum of the lesser of (A) or (B) below determined for such Plan Year and for each prior year of service with the Employer.

     (A)     The product of 1.25 multiplied by the dollar limitation under Section 415 of the Code as adjusted in accordance with regulations issued by the Secretary of the Treasury. In the case of a defined contribution plan which is a top-heavy plan (as defined in Section 416 of the Code), the product shall be the same as described in the preceding sentence, except that “1.0” shall be substituted for “1.25.”

     (B)     The product of 1.4 multiplied by an amount equal to 25% of the Member’s compensation for such year.

A Member’s Defined Contribution Plan Fraction, as otherwise defined in this Subsection 4.3(f) shall be frozen as of December 31, 1999.

     4.4     Contributions in Excess of Deductible Amounts: Unless an Employer directs otherwise, an Employer’s Contributions to the Trust: are conditioned upon their being deductible for such Employer’s taxable year under Section 404 of the Code; and shall not exceed such deductible amounts.

     4.5     Late Contributions: To the maximum extent permitted by applicable law, the Plan Administrator shall cause the employing Participating Company to correct delayed contributions and repayments in accordance with this Subsection 4.5. For delayed Employer contributions that are corrected within two payroll periods, the Participating Company shall restore to the Member’s account only the principal amount. For delayed Member contributions, delayed loan repayments, other delayed investment-related payroll deductions that are not corrected as of the earliest date on which contributions can reasonably be segregated from the employer’s general assets, the Participating Company shall restore to the Member’s account the principal amount together with an amount equal to the principal amount multiplied by the greater of: (a) the actual rate of return the Member would have earned but for the delay or (b) the underpayment rate of Section 6621(a)(2) of the Code; provided, however, for the sake of administrative convenience, the Plan Administrator shall have the option of using, in lieu of the actual rate, the highest rate of return among the available investment alternatives of the Fund during the period of the delay. For delayed Employer contributions that are not corrected within two payroll periods, the Participating Company shall restore to the Member’s account the principal amount adjusted to reflect the actual rate of return that would have been credited to the Member’s account but for the error; provided, however, for the sake of administrative convenience, the Plan Administrator shall have the option of using, in lieu of the actual rate, such rate of return as shall be reasonably prudent under the circumstances.

SECTION V

NAMED FIDUCIARIES, PLAN ADMINISTRATION, MANAGEMENT
OF PLAN ASSETS, AND CLAIMS PROCEDURE

     5.1     Named Fiduciaries for the Plan: The “Named Fiduciaries” of the Plan shall be the Trustees and the Plan Administrator. Solely for purposes of directing investments in their own accounts and not for purposes of the operation or administration of the Plan, Members and Former Members and Qualified Beneficiaries entitled under the Plan Instrument to direct investments in their own accounts, shall be named Fiduciaries under the Plan. The Trustees may rely upon any investment direction of such a Member, Former Member or Qualified Beneficiary, as long as any such direction is proper on its face and consistent with the Plan Instrument and the Trust Agreement. Furthermore, each Trustee may rely upon any direction, information, or action of another Trustee as being proper under this Plan Instrument or the Trust Agreement and is not required under this Plan Instrument or the Trust Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Plan Instrument and the Trust Agreement that each Trustee shall be responsible for the proper exercise of his own powers, duties, responsibilities, and obligations under this Plan Instrument and the Trust Agreement and shall not be responsible for any act or failure to act of another Trustee, except in the following circumstances: (a) the Trustee knowingly participates in or knowingly attempts to conceal the act or omission of another fiduciary, and the Trustee knows the act or omission is a breach of a fiduciary responsibility by the other fiduciary; or (b) the Trustee has knowledge of a breach by the other fiduciary and does not make reasonable efforts to remedy the breach; or (c) the Trustee’s breach of his own fiduciary responsibility permits the other fiduciary to commit a breach. No Trustee guarantees the Plan’s assets in any manner against investment loss or depreciation in asset value.

     The Contributing Companies shall have no responsibility for overseeing or monitoring the investment options under Schedule C of the Regulations. The Trustees and the Plan Administrator shall have only limited responsibility for overseeing and monitoring the LifeStyle Funds set out in Part I of Schedule C to the Regulations and shall have no responsibility for overseeing or monitoring the Tier III Funds or the Tier IV Funds regardless of whether such Tier III Funds and/or such Tier IV Funds underlie investment options under Part I and/or Part II of such Schedule C. Each participant and each beneficiary shall have the sole responsibility for deciding to buy, sell, or hold units in the investment options under Schedule C of the Regulations for his or her account and the sole responsibility for determining whether any Tier III Funds and any Tier IV Funds in said account provide acceptable risk and return characteristics and are otherwise consistent with his or her investment objectives and the investment objectives of the Optional Fund.

     5.2     The Company’s Functions and Authority under the Plan: Shell Oil Company (the “Company”) shall have the authority to amend the Plan, as provided in Section VIII of this Plan Instrument.

     5.3     The Trustees; Their Powers and Duties: The Trustees for the Plan shall be appointed and may be removed by Shell Oil Company. Trustees shall not receive any remuneration from the Plan for their services. The Trustees shall have the overall responsibility for the operation of the Plan and shall have all powers necessary or incidental to provide for the Plan’s proper operation. In addition to such powers, duties and responsibilities and those set forth in the Trust Agreement, the Trustees shall have the following specific powers, duties and responsibilities:

     (a)     The Trustees shall appoint such person or persons or such entity or entities to serve as Plan Administrator of the Plan. The Trustees shall have the power to remove any such Plan Administrator at their discretion and they may appoint persons or groups of persons other than the Plan Administrator to perform certain administrative functions for the Plan.

     (b)     The Trustees shall select and enter into agreements and/or investment contracts with banks, trust institutions and Investment Managers to provide for the holding, management and distribution of Plan assets which banks, trust institutions and Investment Managers shall be deemed fiduciaries of the Plan. In this connection, the Trustees may enter into custodial agreements with banks and/or trust companies to hold certain funds and/or securities of the Plan which would be managed by an Investment Manager selected by the Trustees and they may direct the Plan Administrator and his staff to manage certain funds and/or securities of the Plan held by such a custodian. The Trustees may remove and replace any bank, trust institution, Investment Manager or custodian as they see fit. Any bank, trust company or custodian having custody of the Plan’s funds shall have capital stock and surplus of not less than Fifty Million Dollars ($50,000,000) and be adequately insured or bonded. It shall be the duty of the Trustees to periodically (at least annually) review the investment performances of any Investment Manager managing Plan assets. In connection with such review, they may direct the Plan Administrator to gather and present to them information which is necessary or useful to make such reviews.

     (c)     The Trustees may borrow money from time to time upon such terms and conditions as they may deem expedient and, for the loans thus made or in renewal thereof, they may issue their promissory note or notes as Trustees and may secure the repayment thereof by pledging any of the assets then in their control.

     (d)     The Trustees shall have the power to settle or compromise any claims which they may have as Trustees or which the Plan may have, or may settle or compromise any claims against the Plan or against them as Trustees and they may delegate to the Plan Administrator the power to settle any particular claim in favor of, or against, the Plan.

     (e)     The Trustees shall have full power and authority to determine all matters arising in the interpretation and application of the Plan including the Trust Agreement and the determination of any such matter by the Trustees shall be conclusive on all persons, provided, however, the Plan Administrator shall be empowered to interpret provisions and application of the Plan as to Withdrawals and Loans, and, as to any particular claim on which he is called upon to rule under the Plan’s claims procedure and his interpretation and application shall be binding as to any such claimant subject to the claimant’s right to have the matter reviewed by Trustees under such claims procedure.

     (f)     The Trustees may employ one or more persons to render advice with regard to any responsibility the Trustees have under the Plan, and may employ counsel and agents and engage such clerical, financial, and accounting services as they deem expedient. The Trustees shall not be deemed imprudent by reason of their taking or refraining from taking action in accordance with the opinion of counsel. The Trustees shall have the power to remove and replace anyone they shall have appointed or employed.

     (g)     The Trustees may act by a majority of their number then in office either by vote at a meeting or in writing without a meeting. The Trustees may appoint a chairman and vice-chairman from among their number and a secretary and such other officers as they may deem advisable who need not be Trustees; may appoint an executive committee consisting of three or more Trustees with full authority to exercise any of the powers of the Trustees except those under paragraphs (c), (d), (e) and (f) above; may authorize any two or more Trustees, or, one or more Trustees and the Plan Administrator to execute any agreement, contract or investment management agreement contemplated under paragraph (b) above; may appoint such other committees, whose members need not be Trustees, with such powers as they may deem expedient; may provide that any such committee may act by a majority of its number then in office (but in no event less than two) either by a vote at a meeting or in writing without a meeting; may designate alternates for any members of any such committee; may adopt by-laws governing the transaction of their business and the duties of such officers; may remove any such officers, abolish any such committees, and alter or repeal any such by-laws; and may transact their business under the name “Shell Pay Deferral Investment Fund.”

     (h)     Except as otherwise provided herein, the Trustees shall have the power to invest and reinvest all funds received by them in such securities, obligations, or properties (real or personal) or participations or interests therein, the rate of return which is fixed by the instruments evidencing the investment (referred to herein collectively as “securities”), and insurance company group annuity investment contracts and agreements, as they may deem advisable in their discretion as though they were the beneficial owners thereof, excluding securities issued or to be issued by any of the Participating or Affiliated Companies. Notwithstanding the foregoing, an investment in any collective or common trust fund shall not be prohibited even though such collective or common trust fund may hold securities issued by any of the Participating or Affiliated Companies so long as such securities shall not exceed 5% of the assets of the optional fund to which the investment relates. The Trustees shall have power to sell, transfer, or exchange assets held hereunder from time to time at such prices and upon such terms and conditions and in such manner as they may deem proper. The Trustees may lend securities held hereunder consistent with the fiduciary duty and prohibited transaction rules of ERISA. The Trustees may exercise any voting powers appurtenant to any securities at the time held by them and may execute any proxies or powers of attorney (as to either discretionary or ministerial matters) and any agreements which they may deem necessary or advisable in connection with the investment, holding, or management of the assets in their custody and control, it being the intention hereof that the Trustees shall have full power, within the limitations of this Trust Agreement, to manage all assets held by them hereunder, as though the absolute owners thereof. The purchaser of any assets from the Trustees need not inquire into the application of the purchase money by the Trustees nor into the expediency or propriety of the Trustees to negotiate or make the same. Securities held by the Trustees may be registered in the name of the Plan, the Trustees or their agents or nominees, or other persons; or they may be unregistered.

     (i)     Notwithstanding anything in this Plan Instrument or the Trust Agreement to the contrary, the Trustees shall have the right to resolve conflicting rights and claims in such a manner as is in the best interests of all participants and beneficiaries.

     5.4     Investment Managers, Insurance Companies, Custodians, Group Trust:

     (a)     The Trustees may manage certain assets themselves or appoint one or more Investment Managers for each fund offered by the Plan except, in the case of the Thrift Fund, they may select one or more insurance companies or other institutions offering investment contracts to manage certain assets, divide such assets between such companies and an Investment Manager, and/or direct the Plan Administrator and his staff to manage the assets. As to certain Plan assets, the Trustees may select a bank or trust institution to act as custodian for same if the Investment Manager or other fiduciary managing such assets either does not perform such services or the Trustees believe it to be advantageous to have another party act as custodian.

     (b)     Each Investment Manager shall individually have power to sell, transfer, or otherwise dispose of assets of the fund held by it from time to time at such prices and upon such terms and conditions and in such manner as it may deem proper. Each Investment Manager may exercise any voting powers appurtenant to any such assets at the time held by it and may execute any proxies or powers of attorney (as to either discretionary or ministerial matters) and any agreements which it may deem necessary or advisable in connection with its investment, holding, or management of assets, it being the intention hereof that such Investment Manager shall have full power, subject to the other provisions hereof, to manage all assets held by it as though the absolute owner thereof. The purchaser of any assets from any Investment Manager need not inquire into the application of the purchase money by such Investment Manager nor into the expediency or propriety of any sale or the authority of such Investment Manager to negotiate or make same. Securities held by each Investment Manager may be registered in the name of “Shell Pay Deferral Investment Fund,” any Investment Manager or its agent or nominees, or other persons; or they may be unregistered. Such securities shall be kept separate and apart from all other property belonging to or in the custody of each Investment Manager, except any Investment Manager shall have the power in its discretion to cause any investment to be registered in the name of any one or more nominees of any system for the central handling of securities and such securities may thereupon be placed for deposit with such system; however, such Investment Manager shall remain accountable for such investment.

     (c)     Each Investment Manager may invest in any single, collective, or common trust fund for employee benefit plans qualified under Section 401(a) of the Code maintained by a trust company. An investment in any collective or common trust fund shall not be prohibited even though such collective or common trust fund may hold securities issued by any of the Participating or Affiliated Companies so long as such securities shall not exceed 5% of the assets of the optional fund to which the investment relates. Without limiting the generality of the foregoing, the agreement with the bank or trust company may authorize the bank or trust company to invest and reinvest the assets transferred to it in interests in any trust fund that has been or shall be created and maintained by the bank or trust company as trustee for the collective investment of funds of trusts for employee benefit plans qualified under Section 401(a) of the Code, and, to the extent required by Revenue Ruling 81-100 and further to the extent consistent with the Plan, the instrument creating such trust fund, together with any amendments is hereby incorporated in and made part of the Plan.

     (d)     In addition to any other investments proper under the Fund, the Trustees shall have the power to invest in one or more collective investment funds now existing or hereinafter established (including, without limitation, the Shell Savings Group Trust established effective January 1, 1996 between Shell Oil Company and the then Trustees) which contemplate the commingling for investment purposes of the funds therein with trust assets of other pension plans which are qualified under Section 401 of the Code. To the extent required by Revenue Ruling 81-100 and to the extent consistent with this Trust Agreement, the instrument creating any collective investment fund in which any part of the Fund is invested, as in force and effect at the time of the investment and as thereafter amended, is hereby incorporated in and made part of this Trust Agreement. Such collective investment fund shall be invested and reinvested by its trustees and/or investment managers in the classes and types of investments designated by the appropriate provisions of the Fund.

     (e)     The Investment Manager of the Royal Dutch Shell Stock Fund shall have the right to close the Royal Dutch Shell Stock Fund to purchases and redemptions whenever trading in shares of Royal Dutch Shell plc is suspended or whenever, in the judgment of the Investment Manager, substantial purchase and sales orders for such shares are pending but not executed.

     5.5     Plan Administrator: The Plan Administrator shall be responsible for administration of the Plan and shall perform such specific administrative functions as may be prescribed by the Trustees. If more than one person and/or entity is appointed Plan Administrator, or, if certain persons are appointed by the Trustees for certain administrative duties, the Trustees may allocate some or all of the responsibility to each individual and/or entity appointed, and, each such individual or entity shall only be responsible for the duties allocated to such person or entity. The Plan Administrator may designate persons or entities other than the Plan Administrator to perform some or all of the responsibilities of the Plan Administrator. The Plan Administrator shall be responsible for any administrative duties not allocated to a particular person or entity and shall have the following powers and duties in addition to those stated elsewhere in the Plan Instrument or as prescribed by the Trustees unless such functions are given to other persons appointed by the Trustees:

     (a)     To prescribe such procedures, rules, regulations and methods of communication as necessary or proper for the efficient administration of the Plan;

     (b)     Except where specific powers or duties are given under the Plan to others, to determine all questions arising in the administration of the Plan, including the power to determine the rights of any Member or beneficiaries, to determine questions of eligibility, to enforce the Plan in accordance with its terms and to consider and interpret the Plan and settle and discharge disputes arising thereunder, subject to review under the claims procedure. The Plan Administrator shall consider the records of the Participating Companies and Affiliated Companies as conclusive evidence in making determinations concerning eligibility or benefits under the Plan except in unusual circumstances;

     (c)     To determine the fair market value of assets of the Plan on Valuation Dates and as often as required by the Trustees and other Plan provisions; to keep the books and records of the Plan and to do all the clerical, bookkeeping, and accounting work in connection with the management and administration of the Plan;

     (d)     To prepare and distribute all reports and information concerning the Plan required by law or the Plan;

     (e)     To employ such agents, attorneys, accountants, and other individuals as deemed necessary or advisable for the administration of the Plan;

     (f)     To accept service of legal process for suits against the Plan or arising under it, to bring such matters to the attention of the Trustees and to bring legal action in the name of the Plan if authorized by the Trustees;

     (g)     To periodically monitor the investment performance of any Investment Manager and submit reports to the Trustees covering such performances;

     (h)     To approve and authorize payment of expenses of administration of the Plan; and

     (i)     To administer the loan program.

     5.6     Delegation by Plan Administrator: The Plan Administrator shall be able to delegate ministerial functions within the framework of policies, interpretations, rules, practices, and procedures set by the Plan Administrator without delegating any power to the appointee to make any decisions as to such. Following are the types of administrative functions intended to be covered by this delegation if such functions are the Plan Administrator’s responsibility:

     (a)     Application of rules determining eligibility for participation or benefits;

     (b)     Calculation of service for participation, compensation and allowable Contributions;

     (c)     Preparation of Employee communications material;

     (d)     Maintenance of Employees’ service and employment records;

     (e)     To employ one or more persons to render advice with regard to any responsibility the Trustees have under the Plan, and to employ such agents, attorneys, accountants, and other individuals as deemed necessary or advisable for the administration of the Plan;

     (f)     Orientation of new Employees and advising Employees of their rights and options under the Plan;

     (g)     Processing of communications required under the Plan including applications for membership, directions for Salary Deferrals, investment options, designations of beneficiaries and the like;

     (h)     Collection of Contributions and applications of such Contributions as provided in the Plan;

     (i)     Processing of claims and bringing same to the attention of the Plan Administrator;

     (j)     Making recommendations with respect to Plan administration; and

     (k)     Valuations of Accounts.

     5.7     Claims Procedure: Any claim for benefits under the Plan shall be made in writing and submitted to the Plan Administrator, who shall reach a decision as soon as reasonable under the circumstances and notify the claimant, or his duly authorized representative, thereof promptly (and, except as provided herein, within ninety (90) days of the receipt of the claim) in writing by mail addressed to the last known address of the claimant or such representative, as the case may be, appearing on the records of the Plan Administrator. If the Plan Administrator determines that special circumstances require an extension of time for processing the claim, the Plan Administrator shall have up to an additional 90 days to respond provided he gives notice of the extension, the reasons therefor, and the expected date of response to the claimant prior to the end of the initial 90-day period. If the claim shall be denied, in whole or in part, the notice thereof shall be by certified mail, return receipt requested, and shall set forth, in a manner reasonably calculated to be understood:

     (a)     the specific reason or reasons for the denial;

     (b)     specific reference to pertinent Plan provisions on which the denial is based;

     (c)     a description of any additional material or information to be submitted by the claimant in order to perfect his claim, and an explanation of why such material or information is necessary; and

     (d)     an explanation of the Plan’s claim review procedure and time limits, and a statement of the claimant’s right to bring a civil lawsuit.

     Upon denial, in whole or in part, of a claim by the Plan Administrator, the claimant, or his duly authorized representative, as the case may be, may, within the period ending ninety (90) days from the date of receipt of the denial as aforesaid:

     (e)     request review thereof, by filing a written application with the Trustees or a committee thereof;

     (f)     upon request, review pertinent documents, records, and other information and obtain copies free of charge; and

     (g)     submit comments, documents, records, and other information relating to the claim in writing.

Documents, records, and other information are “pertinent” if they were relied upon in making the determination on the claim or if they were submitted, considered, or generated in the course of making the benefit determination.

     The Trustees, or a committee thereof shall constitute the review board, which shall fully review such request, review all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination, hold any hearing deemed appropriate by such review board, and notify the claimant or his duly authorized representative, as the case may be, of the decision in writing as soon as practicable, but in no event later than sixty (60) days after receipt of the written request for review; provided, however, if a hearing is requested or if the Trustees determine that special circumstances exist, the Trustees shall have up to an additional sixty (60) days to respond provided they give notice of the extension, the reasons therefor, and the expected date of response to the claimant prior to the end of the initial 60-day period; provided further, if the Trustees have regularly scheduled quarterly meetings, their response date shall be up to five (5) days after the next regularly scheduled meeting which comes at least thirty (30) days after their receipt of the request for review. In no event, however, shall the Trustees respond later than five (5) days following the third regularly scheduled meeting after the receipt of the request for review. Such notice of the decision on appeal shall be written in a manner reasonably calculated to be understood, shall include the specific reasons for the decision, and shall set forth specific references to the Plan provisions on which the decision rests. The use of the claims procedure of this

Subsection is mandatory in pursuing claims for benefits. Except as otherwise provided, failure to file a claim by the end of the Plan Year following the Plan Year in which the individual knew or should have known of the claim shall constitute an irrevocable waiver of the claim unless it shall be shown not to have been reasonably possible to furnish proof within the specified time period, and that proof was furnished as soon as was reasonably possible, in which case failure to furnish proof within the time provided shall not invalidate nor reduce the claim. Failure to raise issues or present evidence at any stage in the claims procedure shall preclude those issues or evidence from being presented in a judicial review of the claim. If any time limitation of the Plan with respect to furnishing proof of loss or bringing of an action at law or in equity is less than that permitted by ERISA, such limitation is hereby extended to agree with the minimum period permitted by such law.

     In the event the Plan Administrator or the Trustees extend the time for response due to the claimant’s failure to provide information necessary to decide the claim, the period for the benefit determination shall be tolled from the date notice of the extension is sent to the claimant until the claimant responds to the request for additional information.

     The Plan Administrator may implement reasonable procedures for ensuring that an individual has been authorized to act on behalf of a claimant.

SECTION VI

WITHDRAWALS AND LOANS

     6.1     General Provisions — Withdrawals and Loans: Hardship withdrawals (“Withdrawals”) will be available under the terms of the Plan for Members. “Borrowers” to whom loans (“Loans”) will be available under the terms of the Plan are:

     (1)     Members, Nonseparated Members, and

     (2)     those:

          (a)     Former Members and

          (b)     Surviving Beneficiaries that are 18 years or older

who have an Account under this Fund with which to secure the value of the Loan. However, Loans may not discriminate in favor of Highly Compensated Employees.

     Applications for Withdrawals and requests for Loans must be submitted to the Plan Administrator. The Plan Administrator will consider such applications and requests at least once a month. Members shall pre-qualify for Withdrawals in accordance with the procedures established by the Plan Administrator. Withdrawals, when the Plan Administrator has pre-qualified the Member, and Loans will be made effective (unless denied): on the date the Withdrawal application or Loan request, as the case may be, is actually received provided it is received on a Valuation Date before the New York Stock Exchange closes for trading; or on the Valuation Date next succeeding the day on which it is actually received, if it is not received on a Valuation Date or if it is received on a Valuation Date after the New York Stock Exchange closes for trading. Members, with respect to Withdrawals may specify an Optional Fund from which the Withdrawal is to be made. Otherwise, the Withdrawal will be funded pro rata from the Member’s Optional Fund Accounts. Where by virtue of the summary plan description or otherwise, the Member is informed or otherwise aware that he or she has a right to allocate Withdrawals to his or her Optional Fund Accounts and moreover, that the failure to make a valid allocation shall be treated as a direction to allocate the Withdrawal to the Optional Fund Accounts on a pro rata basis, then the Member’s failure to allocate a Withdrawal properly shall be deemed an exercise of his or her control and discretion to allocate the Withdrawal to his or her Optional Fund Accounts on a pro rata basis.

     6.2     Withdrawals for Hardship: A Member may withdraw such amounts as are needed to satisfy such Member’s immediate and heavy financial need, in accordance with and subject to the following conditions:

     (a)     A distribution will be deemed to be made on account of an immediate and heavy financial need if the distribution is on account of:

     (i)     Payment of tuition and related educational fees as specified by the Commissioner of the Internal Revenue Service for the next 12 months or portion thereof of post-secondary education for the Member, such Member’s spouse, child or children, or dependents (as defined in section 152, and, for taxable years beginning on or after January 1, 2005, without regard to section 152(b)(1), (b)(2) and (d)(1)(B));

     (ii)     Purchase (excluding mortgage payments) of a principal residence of the Member;

     (iii)     Medical and dental expenses described in Section 213(d) of the Code previously incurred by the Member, such Member’s spouse, or any dependents of the Member, within the meaning of Section 152 (consistent with the definition of dependent as used in the application of Sections 105 and 106 of the Code), or necessary for these persons to obtain medical or dental care described in Section 213(d) of the Code;

     (iv)     The need to prevent the eviction of the Member from such Member’s principal residence or foreclosure on the mortgage of the Member’s principal residence; or

     (v)     Such other reason as the Commissioner of the Internal Revenue Service shall approve through communications of general applicability; provided such reason is expressly included by the Plan Administrator as a certifiable reason for the Hardship Withdrawal.

     (b)     Withdrawals shall be considered only to the extent that the amount requested is not in excess of the amount required to relieve the hardship, or to the extent that such need may not be satisfied from other resources that are reasonably available to the Member, including assets of such Member’s spouse and minor dependents. The amount requested may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the Withdrawal. The Member shall certify in his application for a Withdrawal:

     (i)     the amount needed to meet the hardship,

     (ii)     that the hardship is of an immediate and heavy financial nature,

     (iii)     the amount of funds reasonably available to him, his spouse, and minor dependents, and

     (iv)     that he will in fact use such funds and the Withdrawal to meet the hardship.

     The Member shall also represent, and the Plan Administrator shall be entitled to reasonably rely upon the Member’s representation, that the need cannot be relieved:

     (v)     through reimbursement or compensation by insurance or otherwise;

     (vi)     by reasonable liquidation of the Member’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

     (vii)     by cessation of Salary Deferrals; or

     (viii)     by (A) other distributions under this Plan and distributions under the Shell Provident Fund and any other plans maintained by the Employing Company or a Controlled Group Company, or (B) borrowing tax-free (at the time of the loan) from this Plan and any other plan maintained by the Employing Company or a Controlled Group Company, or (C) borrowing from commercial sources on reasonable commercial terms. Notwithstanding the foregoing, the Plan Administrator shall require Members to first obtain all loans and other distributions, other than hardship distributions, under the Shell Provident Fund, all defined contribution plans of Affiliates and this Plan unless such loan or distribution would itself increase the immediate and heavy financial need.

     (c)     A Member may be denied a Withdrawal if he has a Loan outstanding under the Plan and the Plan Administrator determines such a Withdrawal would impair the security for such Loan, or, would violate the conditions of Subsection 6.3(a) if it were deemed to be a Loan.

     (d)     Withdrawals will be distributions under the Plan.

     (e)     Except as provided in Subsection 12.9, for a period of 24 calendar months after the Member receives the Withdrawal, the Member shall not be entitled to make any Salary Deferrals hereunder, and for a period of 12 calendar months after the Member receives the Withdrawal, the Member shall not be entitled to make any elective contributions and employee contributions to all other plans maintained by the Employer, including the Shell Provident Fund, but excluding any health or welfare benefit plan.

     (f)     The amount of a Member’s Withdrawal shall not exceed the sum of such Member’s Account balance, if any, as of December 31, 1988, and any Salary Deferrals made thereafter.

     (g)     If a Member’s application for a Withdrawal is denied in whole or in part, the claims procedure of Subsection 5.7 shall apply.

     (h)     During periods of extreme market conditions or market closures, a Withdrawal direction or Loan request may not become effective until normal trading resumes in all securities markets. Similarly whenever the Investment Manager closes the Royal Dutch Shell Stock Fund to redemptions or whenever, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is insufficient to honor in the aggregate all Loan, Withdrawal, and distribution requests involving redemptions from the Royal Dutch Shell Stock Fund, then Withdrawal directions or Loan requests to redeem units of the Royal Dutch Shell Stock Fund and/or Withdrawal directions or Loan requests to redeem other Optional Funds units which redemptions are dependent in whole or in part upon redemptions of Royal Dutch Shell Stock Fund units shall not become effective until the Royal Dutch Shell Stock Fund reopens and/or, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is sufficient to honor in the aggregate all Loans, Withdrawals, and distributions involving redemptions from the Royal Dutch Shell Stock Fund.

     6.3     Loans: The Plan Administrator shall be authorized to administer the loan program. Borrowers may apply for Loans under the Plan subject to the following terms and conditions:

     (a)     With respect to each Account hereunder, the total amount of outstanding Loans, including loans from other qualified plans maintained by the Employing Company or a Controlled Group Company, shall not exceed the lesser of:

     (i)     Fifty Thousand Dollars ($50,000) reduced by the excess (if any) of (A) the highest outstanding balance of Loans from the Plan during the one-year period ending on the day before the date on which such Loan was made, over (B) the outstanding balance of Loans from the Plan on the date on which such Loan was made, or

     (ii)     one-half the value of the Account, determined as of the last Valuation Date preceding the Borrower’s application for a Loan.

          For any Loan, including loans from other qualified plans maintained by the Employing Company or a Controlled Group Company, that is deemed distributed as a result of a default that has not been repaid (such as by a plan loan offset), the unpaid amount of such Loan including accrued interest will be considered outstanding for purposes of this Subsection 6.3(a) as required under the applicable Department of Treasury regulations.

     (b)     Loans shall not be made for less than Five Hundred Dollars ($500.00).

     (c)     Loans shall meet the requirements of Section 4975(d)(1) of the Code.

     (d)     Loans shall be adequately secured by the value of the Member’s Account.

     (e)     The rate of interest for Loans shall be set by the Plan Administrator based on an annual rate equal to the prime index as quoted by Bloomberg L.P., The Wall Street Journal, or any other widely available, easily accessible source. The Plan Administrator shall be entitled to select a rate which discourages arbitrage and reflects the fact that payments are made via payroll deduction. The Plan Administrator shall not be required to charge different rates for different parts of the country and need not consider the creditworthiness of the Borrower nor the usury laws of any particular jurisdiction. The Plan Administrator will periodically review the Loan rate and make adjustments when appropriate. However, the rate set for each Loan shall remain the same during the term of the Loan, except that the rate of interest may not exceed 6% per year during periods that the Borrower is on “military service,” within the meaning of, and as required by, the Servicemembers Civil Relief Act. Principal and interest paid on a Loan shall be credited and allocated in accordance with the Member’s current Contribution allocation, the Nonseparated Member’s last Contribution allocation, or the Former Member’s last Contribution allocation.

     (f)     Loans, by their terms, shall be amortized in substantially level monthly or semi-monthly payments with the final payment or balance due upon the expiration of a fixed term of not more than five (5) years and of not less than six (6) months; provided, however, the Plan Administrator, to the extent permitted under applicable law and regulations, may approve a Loan for up to a ten-year term in the case of a Loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the Loan is made) as the principal residence of the Borrower based upon a certification made by the Borrower, and consistent with such certification.

     (g)     Loans shall be made pursuant to a loan agreement between the Borrower and the Plan, utilizing such methods and provisions as the Plan Administrator shall approve. Loan payments will be made in installments by payroll deductions, in the case of an Active Employee actively at work, and by direct payment (including payments through the use of the automatic clearing house method of debiting his account with a financial institution) in the case of any other Borrower, with minimum payments of Twenty-Five Dollars ($25) per month.

     (h)     Borrowers may not have more than three (3) Loans outstanding at one time under this Plan, the Shell Provident Fund, and any other qualified plan of the Company or any Affiliated Company outstanding at one time.

     (i)     The Plan Administrator shall be entitled to deny any Loan where he has reasonable cause to believe that the Borrower is not making a bona fide Loan as, for example, when the Borrower has no intention to repay it.

     (j)     Loans shall meet such other requirements as the Plan Administrator may determine advisable or necessary to provide adequate security and to comply with all applicable laws and regulations.

     (k)     For Loans made or renewed on or after January 1, 1994, the entire unpaid principal balance and accrued interest of a Loan shall become due and payable if the Borrower does not agree, or revokes his agreement, to make Loan payments through the use of the automatic clearing house method of debiting his account with a financial institution when Loan payments cannot be made by payroll deduction. Notwithstanding the above, the preceding sentence of this Subsection 6.3(k) shall not apply to Loans made or renewed after June 1, 1996.

     (l)     The entire unpaid principal balance and accrued interest of a Loan shall become immediately due and payable upon the death of the Borrower. Notwithstanding the above, the preceding sentence shall not apply if a beneficiary that is 18 years or older is the sole beneficiary of the Member, Nonseperated Member or Former Member’s account, and such beneficiary affirmatively elects to continue to repay the Loan under its original terms, where such election is received by the Plan no later than the last day that a Borrower would have to cure a failure to pay an installment payment under Subsection 6.4 below.

     (m)     A Loan may be prepaid by a Borrower at any time without a penalty fee or charge. Such prepayments shall be applied towards the principal payment amounts due at the end of the term of the Loan. Such prepayments will not relieve the Borrower from making subsequent installment payments under the terms of the Loan, except to the extent that the outstanding principal balance is reduced to less than the amount of an installment payment.

     (n)     Installment payments required under the terms of a Loan may be suspended under this Plan as permitted under Section 414(u)(4) of the Code for a Member during periods of qualified military service, provided that such Member is not receiving Compensation or is receiving Compensation that is less than the amount of the installment payments required under the terms of the Loan.

     (o)     Installment payments required under the terms of a Loan may be suspended not longer than one year under this Plan as permitted under the applicable Department of Treasury regulations for a Member that is on a bona fide leave of absence, provided that such Member is not receiving Compensation or is receiving Compensation that is less than the amount of the installment payments required under the terms of the Loan. At the end of the suspension period permitted under this Subsection 6.3(o), the installment payments will resume at an increased amount required to pay the entire unpaid principal balance of the Loan, including the interest that accrued during the suspension period, and the interest that will accrue, by the end of the original term of the Loan extended by the length of the suspension period permitted under this Subsection 6.3(o). Notwithstanding the preceding sentence, the amount of an installment payment due after the end of the suspension period under this Subsection 6.3(o) must not be less than the amount required under the terms of the original Loan ; and the term of the loan may not be extended beyond five years from the date the loan was issued (unless such loan was used to acquire a principal residence as permitted under Subsection 6.3(f) above).

     (p)     Notwithstanding the foregoing requirements of this Subsection 6.3 or of Subsection 6.4 following, if plan loans are to be transferred to the Plan and Trust for a participant or beneficiary in connection with a merger or asset transfer, then the terms and conditions of this Subsection 6.3 and Subsection 6.4 may be modified by the Plan Administrator to the extent necessary to accommodate the administration of such loans, provided such loans meet the applicable requirements of ERISA and the Code.

     (q)     A Loan will be funded on a pro rata basis from a Borrower’s Optional Fund Accounts on the basis of the source of the amounts in the following order:

     (i)     Salary Deferral Account;

     (ii)     Catch-Up Contribution Account;

     (iii)     Prior Plan Company Contribution Account;

     (iv)     Company Contribution Account;

     (v)     Prior Plan Rollover Account;

     (vi)     Prior Plan After-Tax Rollover Account; and

     (vii)     Prior Plan Member After-Tax Account.

     Notwithstanding the above, a Borrower may specify an Optional Fund from which the Loan is to be made, subject to the hierarchy described above. Where by virtue of the summary plan description or otherwise, the Borrower is informed or otherwise aware that the Borrower has a right to specify an Optional Fund from which the Loan is to be made subject to the hierarchy described above and moreover, that failure to specify an Optional Fund shall result in the Loan being funded on a pro rata basis from the Member’s Optional Fund Accounts, then the Borrower’s failure to specify properly an Optional Fund from which the Loan is to be made shall be deemed an exercise of the Borrower’s control and discretion to fund the Loan on a pro rata basis, subject to the hierarchy described above.

     (r)     Notwithstanding the foregoing requirements of this Subsection 6.3, the installment obligations for any loan requested on or after January 1, 2004, must be paid by payroll deduction if, at the time the loan is requested, the Borrower has a previous loan (including any loan from other qualified plans of the Employing Company or any Controlled Group Company) that resulted in a deemed distribution that has not been repaid (such as by plan loan offset); moreover, if at a later time, the installment obligations of such loan cannot be made by payroll deduction (other than during the periods permitted by Subsections 6.3(n) or 6.3(o)), the amount then outstanding on the loan will be treated as a deemed distribution under Section 72(p) of the Code.

     6.4     Loan Defaults:

     (a)     If any Loan granted to a Borrower, within the meaning of Subsection 6.3, pursuant to this Section VI is not repaid in accordance with its terms, and the failure continues for a period of at least thirty (30) days, the Plan Administrator shall notify the Borrower in writing in a timely matter that he has thirty (30) days from the date of the notice to cure the failure (the “Cure Period”), and if the failure is not cured within the Cure Period, the Plan Administrator shall, without further notice to the Borrower, accelerate the balance due on the Loan and treat the Loan as in default. If the Borrower is deceased, such notice may be given to the person who would be entitled to receive distribution of his Account under the terms of the Plan and who has or may elect to continue to repay the Loan under its original terms as provided in Subsection 6.3(l) above (hereinafter referred to as “Beneficiary Borrower”). If the failure is not cured within the Cure Period, and:

     (i)     if one of the distributable events of Section VII has occurred, then the Plan Administrator shall reduce the Account by the balance due on the Loan and record and report the transaction as an offset distribution;

     (ii)     if a distributable event under Section VII has not occurred and the Borrower is eligible for, and consents to, a Withdrawal then the Plan Administrator shall declare the balance due on any such Loan to be a Withdrawal under the Plan and so record and report the transaction as an offset distribution; or

     (iii)     if a distributable event under Section VII has not occurred and the Borrower is not eligible for, or does not consent to, a Withdrawal then the Plan Administrator: (A) shall record and report the unpaid Loan balance and any accrued but unpaid interest as a taxable deemed distribution; and (B) at the earliest time the Account can be distributed under Section VII, may reduce the Account by the balance due on the Loan, including any accrued but unpaid interest.

          In any such event, the Plan will be completely discharged of all liability under the Plan for the balance of the Account up to the balance (including interest) due on any such Loan.

     (b)     Written notice to the Borrower (or to the Beneficiary Borrower if the Borrower is deceased) will conclusively be presumed to have been given under the terms of Subsection 6.4(a) above when mailed (postage prepaid) to the last known address for the Borrower or the Beneficiary Borrower according to the Plan Administrator’s records. If the Plan Administrator has no address for the Beneficiary Borrower to be notified if the Borrower is deceased, the written notice may be mailed to the Beneficiary Borrower at the Borrower’s last known address and, in such event, such notice will conclusively be presumed to have been properly given to the Beneficiary Borrower.

     (c)     Notwithstanding the above, the Plan Administrator may extend the Cure Period provided that the following conditions are met:

     (i)     the Cure Period is not extended by more than 30 days;

     (ii)     it is demonstrated that the Borrower made a good faith effort to cure the failure by the end of the Cure Period; and

     (iii)     the criteria above is applied by the Plan Administrator on a consistent basis for all Borrowers similarly situated.

          In no event may the Cure Period for the failure to pay an installment payment when due continue beyond the last day of the calendar quarter following the calendar quarter in which the required installment payment was due.

     6.5     Status of Member Who Receives Loan: If a Member receives a Loan under this Section, his status as a Member in the Plan and his rights with respect to his Plan benefits shall not be affected, except to the extent that the Member has used his Account as security for the Loan, pursuant to Subsection 6.3.

     6.6.     Notwithstanding the above, at the written request of a Borrower and upon the demonstration by such Borrower that continuation of Loan payments via payroll deductions would cause financial hardship, the Plan Administrator may cease all future Loan payments by payroll deduction and accelerate the entire unpaid principal balance due on the Loan with accrued interest. In this event, the Borrower will be treated as having defaulted on the Loan as of the day payroll deductions are terminated; in addition, such Borrower will be restricted from obtaining a new Loan under this Plan for a period extending at least through the due date of the last installment payment that would have been payable under the original terms of the Loan which was declared in default.

SECTION VII

DISTRIBUTIONS OF ACCOUNTS

     7.1     Distributions Upon Termination of Employment: After termination of service as an Employee, a Member’s Account shall, subject to all applicable provisions of this Plan, be distributed in accordance with the following terms and conditions:

     (a)     Except as provided in Subsections 7.1(b), 7.3(a) and (b), and 7.10 below, the Member’s Account, decreased by the amount necessary to satisfy as of the Member’s termination of employment the unpaid principal and accrued interest on any Loans made to the Member from the Plan (which Loans shall be deemed satisfied as a result of such reduction), shall be paid out to him in a lump sum, if living, or, if the Member is deceased and distribution has not commenced, then the Account, as adjusted, shall be payable under Subsection 7.4 below. Payment shall be made as soon as administratively feasible, but not later than the sixtieth (60th) day after the close of the Plan Year in which occurs the later of the following events: (1) the Member attains age 65; or (2) the Member terminates service with all Participating Companies. Notwithstanding the preceding provisions of this Subsection 7.1(a), consistent with the provisions of Treasury Regulation section 1.401(a)-14(a), and subject to the provisions of Subsection 7.6(a), a Member must file a claim for benefits before payment of benefits will commence.

     (b)     No distribution of any part of a Member’s Account shall be made, without the Member’s written consent, to a Member prior to age 65. An automatic deferral effected under this provision shall be a deferral under the Plan.

     (c)     Any deferral under the above provisions and the account during such a deferral shall be subject to the terms and conditions set forth in 7.3(c), (d), (e), (f), and (g) below.

     (d)     During periods of extreme market conditions or market closures, a distribution direction may not become effective until normal trading resumes in all securities markets. Similarly whenever the Investment Manager closes the Royal Dutch Shell Stock Fund to redemptions or whenever, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is insufficient to honor in the aggregate all Loan, Withdrawal, and distribution requests involving redemptions from the Royal Dutch Shell Stock Fund, then distribution directions to redeem units of the Royal Dutch Shell Stock Fund and/or distribution directions to redeem other Optional Funds units which redemptions are dependent in whole or in part upon redemptions of Royal Dutch Shell Stock Fund units shall not become effective until the Royal Dutch Shell Stock Fund reopens and/or, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is sufficient to honor in the aggregate all Loans, Withdrawals, and distributions involving redemptions from the Royal Dutch Shell Stock Fund.

          Where there has been a termination of the Plan or a termination of participation in the Plan by a Participating Company pursuant to Subsection 8.4, the Trustees, upon advice of counsel, shall for purposes of this Section treat the service of such Members as having terminated at the time of such Plan termination or termination of participation.

          Except as provided in Subsection 12.10, for purposes of this Subsection 7.1, no termination of service will be treated as such unless it constitutes retirement or other separation from service within the meaning of section 401(k)(2)(B) of the Code.

     7.2     Distributions Upon Age 59 1/2 Years: Notwithstanding anything in this Plan to the contrary, any Member who attains age 59 1/2 even though he is still employed by a Participating Company may, by direction to the Plan Administrator, withdraw all or a portion of the amount standing to his credit. The value of the Account for distribution will be determined as of the next succeeding Valuation Date following receipt of such direction or on the receipt date of such direction if such direction is received on a Valuation Date prior to the time the New York Stock Exchange closes for trading. A withdrawal direction for one hundred percent (100%) of the amount standing to the Member’s credit shall accelerate the payment of any outstanding Loan the Member may have at the time of such withdrawal direction.

          During periods of extreme market conditions or market closures, a distribution direction may not become effective until normal trading resumes in all securities markets. Similarly whenever the Investment Manager closes the Royal Dutch Shell Stock Fund to redemptions or whenever, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is insufficient to honor in the aggregate all Loan, Withdrawal, and distribution requests involving redemptions from the Royal Dutch Shell Stock Fund, then distribution directions to redeem units of the Royal Dutch Shell Stock Fund and/or distribution directions to redeem other Optional Funds units which redemptions are dependent in whole or in part upon redemptions of Royal Dutch Shell Stock Fund units shall not become effective until the Royal Dutch Shell Stock Fund reopens and/or, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is sufficient to honor in the aggregate all Loans, Withdrawals, and distributions involving redemptions from the Royal Dutch Shell Stock Fund.

     7.3     Deferred Distribution: As an optional alternative means of deferring distributions to that provided under 7.1(b) above, and subject to the minimum distribution requirements of Subsection 7.6, distributions of all or a portion of an Account may be deferred by a Member terminating service as an Employee, or, if there is no deferral in effect for the Account, by a deceased Member’s Qualified Beneficiary, consistent with such administrative procedures as may be prescribed by the Plan Administrator and in accordance with the following terms and conditions:

     (a)     An election to defer distribution of an Account, subject to the minimum distribution requirements of Subsection 7.6 of this Section VII, shall be made by notifying the Plan Administrator at any time prior to the Member’s or Former Member’s attainment of age 65, if made by a Member or a Former Member or a Qualified Beneficiary who is an Alternate Payee, or, if made by any other Qualified Beneficiary, within three (3) calendar months after the death of the Member (provided there is no deferral in effect).

     (b)     If a Member’s termination of service occurs by reason of death and such a Member is survived by a Qualified Beneficiary, such Qualified Beneficiary shall have the right to defer distribution to a date which could have been selected by the Member had termination of service occurred by reason other than the Member’s death.

     (c)     A Former Member or a Qualified Beneficiary shall be entitled to request in writing, a distribution of all or a part of his deferred Account as of the Valuation Date coincident with or next following the receipt of such request. Payments shall be made as soon as administratively feasible following the applicable Valuation Date.

          Subject to the minimum distribution rules of section 401(a)(9) of the Code in the case of a non-spouse Qualified Beneficiary, on and after July 16, 1996, a Former Member or a Qualified Beneficiary shall be entitled to request a distribution of all or a part of his deferred Account balance: (1) in single sum form; or (2) in the form of a series of substantially equal monthly, quarterly, semi-annual, or annual payments (x) for a term of years, or (y) for the life or life expectancy of the Former Member or of the Qualified Beneficiary, as the case may be, or, (z) in the case of a Former Member, for the joint lives of the Former Member and the Former Member’s designated beneficiary; and any such distribution shall be made or shall commence, as the case may be, on the day on which it is actually received provided it is received on a Valuation Date before the New York Stock Exchange closes for trading; or on the Valuation Date next succeeding the day on which it is actually received, if it is not received on a Valuation Date or if it is received on a Valuation Date after the New York Stock Exchange closes for trading. In the case of a distribution in single sum form, a Former Member or Qualified Beneficiary may specify an Optional Fund from which the distribution from his Account is to be made. Otherwise, the distribution in single sum form will be funded pro rata from the Member’s Optional Fund Accounts. In the case of any distribution other than a distribution in single sum form, allocation of the dollar amount of such a distribution request shall be made on a pro rata basis from all the Member’s Optional Fund Accounts. A Former Member or Qualified Beneficiary may direct at any time a total distribution of the deferred Account as of the Valuation Date coincident with or next following the receipt of such request.

     (d)     Any deferral shall be subject and subordinate to any conflicting terms of a qualified domestic relations order or valid property settlement agreement, but the fact that a portion of a Member’s or a

Former Member’s Account has been partitioned under a qualified domestic relations order or valid property settlement agreement shall not prevent a Member or a Former Member or a Qualified Beneficiary from exercising rights of deferral as to the Member’s or Former Member’s portion of the account.

     (e)     If a Former Member whose Account has been deferred is reemployed by a Participating Company, such deferral will be canceled, except as to distributions already made, and distribution of the remainder of the Account will be made under the terms of the Plan as if the Former Member had not previously terminated service.

     (f)     In the event distribution of the Account of a Former Member or a Qualified Beneficiary has been deferred under the provisions of the Plan, and the Former Member or Qualified Beneficiary dies, distribution of the Account will be accelerated and the Account distributed to the person entitled to the proceeds; provided, in the case of the death of a Former Member leaving a Qualified Beneficiary, the deferral shall remain effective, but the Qualified Beneficiary will have the same rights of acceleration which the Former Member had at the time of death.

     (g)     The rights and restrictions under the Plan applicable to a Member shall, during a period of deferral, be applicable to a Former Member or a Qualified Beneficiary except for rights under Sections II, III (not including rights to transfer assets between funds under Subsection 3.4 nor including rights to receive statements under Subsection 3.8, which shall continue during the deferral period) and VI (except for the right to apply for a Loan). Further, as an exception, a Qualified Beneficiary shall under no circumstances have the right given a Member under Subsection 7.4 to name or change a beneficiary.

     7.4     Distributions on Death of Member:

     (a)     Subject to the applicable consent provisions of 7.4(b) below, a Member may name an individual, trust, or Qualified Charitable Organization as a beneficiary, or multiple or combination of individuals, trusts, and Qualified Charitable Organizations as beneficiaries (hereinafter referred to as “beneficiary,” whether one or more) to receive all or any part of the amount standing to the Member’s credit with the Fund in the event the Member dies before such amount is distributed. Such distribution shall be made in a lump sum as soon as administratively feasible after the Member’s or Former Member’s death, subject to any valid deferral under the Plan. Each designation of Beneficiary shall be made in the manner as may be prescribed by the Plan Administrator and may be done prior to distribution of the Account. No designation or change of Beneficiary shall be effective until it is accepted by the Plan Administrator or by its duly authorized agent, but when so approved, it will be effective retroactively to the date of the designation or request for change of Beneficiary. Each designation so accepted will cancel all prior designations. If any Member or Former Member fails to designate a Beneficiary in the manner provided, his Account shall be distributed to his surviving spouse, or, if none, to the estate of the Member or Former Member.

          A “Qualified Charitable Organization” for these purposes shall mean a charitable organization in existence at the time of the distribution that is either:

     (1)     an organization described in Section 170(c) of the Code and listed in the IRS Cumulative List of Organizations described in Section 170(c) of the Internal Revenue Code as published by the Internal Revenue Service (currently published as Publication 78) at the time of distribution;

     (2)     an organization which is a church or other church organization which qualifies as a charitable organization under Section 501(c)(3) of the Code; or

     (3)     an educational organization which either qualifies as a charitable organization under Section 501(c)(3) of the Code or which otherwise constitutes an educational organization to which charitable contributions may be deducted under section 170 of the Code.

          In order to be recognized as a Qualified Charitable Organization any organization designated hereunder must present clear and convincing evidence to the Plan Administrator that it meets the requirements described above. The Plan Administrator may rely on a listing of the designated organization in the current IRS Cumulative List of Organizations described in Section 170(c) of the Internal Revenue Code as published by the Internal Revenue Service (currently published as Publication 78) at the time of distribution in order to treat such organization as a Qualified Charitable Organization. In the event that an organization described in (2) or (3) is not listed in such publication and is otherwise unable to produce documentation to the satisfaction of the Plan Administrator that it is an organization described in Section 170(c) of the Code, or, if the Plan Administrator cannot locate such organization within a reasonable period of time, such designation will be of no force and effect and distribution of such interest which was to pass to the designated organization shall instead be paid in as provided in paragraph 3 below. Such determination shall be at the Plan Administrator’s discretion and any decision by the Plan Administrator shall be final and binding.

     (b)     A Member may designate a Beneficiary who is not the Member’s spouse, provided: (i) the Member’s spouse consents to, and acknowledges the effect of, the designation in a writing which has been notarized, in which case such designation cannot be changed to another such Beneficiary without the spouse’s consent, or (ii) the Member establishes to the satisfaction of the Plan Administrator that the consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as are consistent with regulations issued by the Secretary of the Treasury. Spousal consent shall be irrevocable.

     (c)     No person shall have the discretion to change a Member’s or a Former Member’s designation of beneficiary after his death; provided, however, any disclaimer by a surviving spouse and/or Qualified Beneficiary which is valid under applicable Federal and state laws shall be recognized by the Plan Administrator and shall not be deemed to change a Member’s or Former Member’s designation of beneficiary after his death.

     7.5     Distribution Made on Valuation Dates: Except as otherwise expressly set forth herein, all distributions under the Plan shall be made in lump sums and shall be made effective as of the close of business of a Valuation Date.

     7.6     Required Distribution: Notwithstanding anything in the Plan to the contrary, on and after January 1, 2003, a Member’s or Former Member’s Account shall be distributed consistent with Section XIV of the Plan Instrument.

     7.7     Delay of Distribution: Should, at the time a distribution is scheduled to be made, a question exist as to the person entitled to any amounts, or, the amount payable cannot be ascertained, or, the payee cannot be located, the distribution may be delayed not later than sixty (60) days after the date such question is resolved, such amount is ascertained, or the payee is located; provided, however that during periods of extreme market conditions, market closures, or illiquidity, the distribution may be delayed until the later of: (a) the day all securities markets resume normal trading; or (b) the day sufficient liquidity returns, in the judgment of the Investment Manager. If the Plan Administrator cannot ascertain the whereabouts of any Member, Former Member or Beneficiary to whom a payment is due, the Plan Administrator may direct that the payment and all remaining payments otherwise due to the payee be canceled on the records of the Plan and the amount thereof applied as a forfeiture in accordance with this Subsection. If the Member, Former Member or Beneficiary later notifies the Plan Administrator of his whereabouts, a Participating Company shall make a Contribution to the Plan in an amount equal to the payment due to such payee. Forfeitures shall be used to reduce administrative expenses of the Plan and not to increase benefits.

     7.8     Qualified Domestic Relations Order Distribution: Notwithstanding any other provisions in the Plan to the contrary, the Plan shall make distributions to an alternate payee (as defined by ERISA and the Code) pursuant to any final judgment, decree or order (including judicial approval of a property settlement agreement) which the Plan Administrator has determined to be a qualified domestic relations order as defined under ERISA and the Code. Such distributions shall be made, if authorized by the qualified domestic relations order, within a reasonable time after the Plan Administrator has made the determination that the requirements for a qualified domestic relations order have been satisfied, notwithstanding the Member’s continuing employment by a Participating Company. Any accrued benefit of a Member or Former Member may be apportioned between the Member or Former Member and the alternate payee either through separate accounts or by providing the alternate payee a severable portion of the Member’s or Former Member’s Account. The rights under the Plan applicable to an alternate payee with respect to a separate account shall be limited to the purpose of providing for a separate accounting and shall not include any other rights which may be applicable to an Account, such as the right to transfer assets between optional funds or to deferrals pursuant to Subsection 7.3.

     7.9     Distributions on Plan Termination or Corporate Sale: Subject to all applicable provisions of this Plan, a Member’s Account shall be distributed upon any of the following events:

     (a)     termination of the Plan without establishment of a successor plan;

     (b)     the date of the sale by a Participating Company of substantially all of the assets used by such Participating Company in its trade or business with respect to a Member who continues employment with the corporation acquiring such assets; and

     (c)     the date of the sale by a corporation of such corporation’s interest in a Participating Company which is a subsidiary with respect to a Member who continues employment with such subsidiary.

     7.10     Direct Rollovers: This Subsection 7.10 applies to distributions and withdrawals (including those certain distributions that result from the operation of Section VI) made on or after January 1, 1993, but before January 1, 2002. This Subsection 7.10 as modified by Subsection 12.5 applies to distributions and withdrawals (including those certain distributions that result from the operation of Section VI) made on or after January 1, 2002.

     (a)     Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Subsection, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

     (b)     Definitions.

     (i)     “Eligible Rollover Distribution” shall mean any distribution or withdrawal of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution or withdrawal that is one of a series of substantially equal periodic payments (not less frequently than annually) either made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution or withdrawal to the extent such distribution or withdrawal is required under section 401(a)(9) of the Code; and the portion of any distribution or withdrawal that is not includable in gross income for federal income tax purposes (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (ii)     “Eligible Retirement Plan” shall mean an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is limited to an individual retirement account or individual retirement annuity.

     (iii)     “Distributee” shall include a Member or Former Member. In addition, the Member’s or Former Member’s surviving spouse and the Member’s or Former Member’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

     (iv)     “Direct Rollover” shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

     7.11     Distributions from Prior Plan Accounts:

     (a)     Distributions from Prior Plan Company Contribution Account: Any Member who has amounts credited to the Prior Plan Company Contribution Account may, by direction to the Plan Administrator, withdraw once in every twelve-month period all or a portion of the amount standing to his or her credit in his or her Prior Plan Company Contribution Account. Except as may be permitted by Subsection 7.2, this Subsection 7.11(a) shall not apply to a Member until the Member has at least five years of participation in the Plan. For purposes of this Subsection 7.11(a), “participation in the Plan” shall include, in addition to participation in this Plan, participation in the Alliance Savings Plan, the Star Enterprise Thrift Plan, the Star Enterprise Savings Plan, and any other plan from which a Member’s account was transferred in a direct trust-to-trust transfer to the Alliance Savings Plan. For purposes of this Subsection 7.11(a), “participation in the Plan” shall also include, in addition to participation in this Plan, participation in the Pennzoil-Quaker State Company Savings and Investment Plan and the Pennzoil-Quaker State Company Savings and Investment Plan for Hourly Employees.

     (b)     Distributions from Prior Plan Member After-Tax Account, Prior Plan Rollover Account, and Prior Plan After-Tax Rollover Account: Any Member may, by direction to the Plan Administrator, withdraw all or a portion of the amount standing to his or her credit in his or her Prior Plan Member After-Tax Account, Prior Plan Rollover Account, and Prior Plan After-Tax Rollover Account.

     (c)     Other Terms and Conditions: The Member may specify the Optional Fund from which distributions under this Subsection 7.11 are to be made. Otherwise the failure to make a valid allocation shall be treated as a direction by the Member to allocate the distribution pro rata from the Member’s Optional Fund Accounts. During periods of extreme market conditions or market closures, a distribution direction may not become effective until normal trading resumes in all securities markets. Similarly whenever the Investment Manager closes the Royal Dutch Shell Stock Fund to redemptions or whenever, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is insufficient to honor distribution requests involving redemptions from the Royal Dutch Shell Stock Fund, then distribution directions to redeem units of the Royal Dutch Shell Stock Fund and/or distribution directions to redeem other Optional Funds units which redemptions are dependent in whole or in part upon redemptions of Royal Dutch Shell Stock Fund units shall not become effective until the Royal Dutch Shell Stock Fund reopens and/or, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is sufficient to honor distributions involving redemptions from the Royal Dutch Shell Stock Fund.

SECTION VIII

AMENDMENT, MERGER, TERMINATION OF PLAN,
ADDITION OF PARTICIPATING COMPANIES

     8.1     Right to Amend: Shell Oil Company shall have the right to amend this Plan in whole or in part at any time and from time to time. Any amendment may be substantial and may be retroactive in effect. In making amendments to, the Trust Agreement and the Plan Instrument, Shell Oil Company shall act through its Board of Directors or such person or persons as have been directly or indirectly delegated the authority of the Board to so act on behalf of Shell Oil Company.

     8.2     Conditions of Amendment: It is expressly understood, however, that no amendment shall be made (unless required by law) which would

     (a)     Deprive any Beneficiary of a then deceased Member of the right to receive the benefits to which the Beneficiary may be entitled hereunder, or

     (b)     Decrease or otherwise deprive any Member of the benefits to which he is entitled hereunder.

     (c)     No amendment, except as permitted by Treasury Regulations shall eliminate an optional form of benefit, if any, with respect to benefits attributable to service before any such amendment.

     8.3     Merger of Plan: Any merger or consolidation with, or transfer of assets or liabilities to another plan shall not be permitted unless each Member’s interest in this Plan immediately after such merger, consolidation, or transfer (if the Plan then terminated) is equal to or greater than his interest in this Plan immediately prior to the merger, consolidation, or transfer (if the Plan had then terminated).

     8.4     Termination of Plan: Shell Oil Company intends to continue the Plan indefinitely but reserves the right to terminate it at any time. However the participation of any of the Participating Companies (including the obligation to make further Salary Deferral Contributions to the Trust for the account of its employees who are Members, with respect to periods subsequent to the cessation of its participation) shall terminate whenever (1) such Participating Company is dissolved or liquidated or ceases for any reason to be an Affiliated Company of Shell Oil Company or (2) upon not less than sixty (60) days prior written notice to the Trustees, unless waived by the Trustees in writing, it withdraws from the Plan, or (3) upon not less than sixty (60) days prior written notice to it and to the Trustees, unless waived by it and the Trustees in writing, its participation is terminated by Shell Oil Company. For purposes of the preceding sentence, “Affiliated Company” shall be as defined in Subsection 1.7 of the Plan Instrument, except that the phrase “at least 80 percent” shall be substituted for the phrase “more than 50 percent.” Where termination of participation of a Participating Company has occurred pursuant to this subsection, written notice of such termination shall be sent to all employees of such Participating Company who are Members of the Plan.

          In the event of a termination of participation in the Plan by any one or more of the Participating Companies, the right of Members who are in its or their employ to specify any Salary Deferral relative to such Participating Company’s contribution to the Trust on his behalf with respect to periods subsequent to the cessation of the Contributing Company’s or Companies’ participation shall cease.

     8.5     Addition of Participating Companies: Additional companies may become Participating Companies in the Plan upon adoption of the Plan by such company with the consent of Shell Oil Company that any such company be permitted to join the Plan as of a specified date.

SECTION IX

TOP-HEAVY REQUIREMENTS

     9.1     Determination of Top-Heavy: The requirements of this section, as modified by Subsection 12.11, shall become operative during any Plan Year the Plan should become top-heavy.

          The Plan will be considered a top-heavy plan for the Plan Year if as of the last day of the preceding Plan Year (or with respect to the last day of the initial Plan Year, the last day of such year) (1) the aggregate of Accounts of Members who are Key Employees (as defined in Section 416(i) of the Code) exceeds 60% of the aggregate of Accounts of all Members (the “60% Test”) or (2) the Plan is part of a required aggregation group (within the meaning of Section 416(g) of the Code) and the required aggregation group is top-heavy. For purposes of making the “60% Test,” Members who have not been employed by a Participating Company at any time during the last five years shall be excluded. However, and notwithstanding the results of the 60% Test, the Plan shall not be considered a top-heavy plan for any Plan Year in which the Plan is a part of a permissive aggregation group (within the meaning of Section 416(g) of the Code) which is not top-heavy.

     9.2     Compensation Limitation: Compensation of any Member in excess of the Annual Compensation Limit, consistent with the provisions of Subsection 1.18 of this Plan, shall not be taken into account.

     9.3     Distributions to Certain Key Employees: If a Member is a five percent (5%) owner (defined in Section 416(i) of the Code as a “Key Employee”) with respect to the Plan Year in which he attains age 70 1/2, distribution of his Account shall commence not later than the first of April in the Plan Year following the Plan Year in which he attains age 70 1/2, whether or not his employment has terminated in such year.

     9.4     Minimum Contribution: In the event that Contributions paid to the Trust during the Plan Year on behalf of a Member who is not a Key Employee are less than three percent (3%) of such Member’s Compensation, as defined in Subsection 4.2, the Employing Company shall contribute an amount equal to the difference between three percent (3%) of such Member’s Compensation and the Contributions which have been paid to the Trust on behalf of such Member for the Plan Year.

     9.5     Impact on Maximum Contributions: For any Plan Year in which the Plan is a top-heavy plan, Subsection 4.2 shall be read so as to give effect to Section 416(h) of the Code.

SECTION X

MISCELLANEOUS

     10.1     Nonguarantee of Employment: The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Employer and any Employee or to be a consideration for, or an inducement or condition of the employment of any Employee. Nothing herein contained shall be deemed to give any Employee the right to be retained in the service of the Employer or to interfere with the rights of the Employer to discharge any Employee at any time.

     10.2     Choice of Law: Except as governed by ERISA, the Plan shall be construed and administered according to the laws of the State of Texas and all Members, by participating in the Plan, shall be deemed to have consented to this provision and all of the other terms and provisions of the Plan.

     10.3     Legal Disability: Whenever a Member (or Beneficiary) entitled to receive any payment hereunder is under a legal disability or is legally incapacitated so as to be unable to manage his financial affairs, the Plan Administrator may direct that payments be held or made to such person or to his legal representative or to a relative of such person for the benefit of the Member (or Beneficiary), or the Plan Administrator may direct that the payment be applied for the benefit of such Member (or Beneficiary) in such manner as the Plan Administrator, in the exercise of his fiduciary duty under ERISA, considers prudent. Any payment in accordance with these provisions shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

     10.4     Methods of Communications: The Plan Administrator, or his designated agent, shall prescribe the appropriate methods of communication as he may deem expedient in the administration of the Plan. No application, designation of Beneficiary, notice, direction, request or other communication by the Member, Former Member or Beneficiary provided for under the terms of the Plan shall be valid unless performed in the prescribed manner. Except for such communications specifically directed to be sent to other persons or entities under the Plan, no communications concerning the Plan shall be effective for any purpose unless provided in the manner prescribed by the Plan Administrator and received by the Plan Administrator or his designated agent at the time and place he may designate. Employees seeking to become Members and Members, Former Members or their Beneficiaries seeking benefits under the Plan shall furnish the Plan Administrator whatever information may reasonably be required to determine eligibility for participation or benefits.

     10.5     Indemnification of Fiduciaries: The Participating Companies shall indemnify each individual fiduciary under the Plan (whether a “Named Fiduciary” or a fiduciary under ERISA) who is or was an Employee (except for Members, Former Members, and Qualified Beneficiaries to the extent they direct investments in their own accounts) to the fullest extent permitted under applicable laws and under the by-laws of the employing Participating Company, against all or any portion of any liability, and/or costs and expenses reasonably incurred by such a fiduciary in connection with, arising out of, or resulting from, any claim, suit or proceeding in which he may be involved by reason of having been a fiduciary (other than Members, Former Members, and Qualified Beneficiaries who were fiduciaries by virtue of directing investments in their own accounts), while an Employee of the Employing Company or of an Affiliated Company; provided, however, the Employing Company shall not be obligated to indemnify such a fiduciary against any such liability, costs or expenses in connection with any action or omission to act in respect of which such a fiduciary shall be finally adjudged in any such action, suit or proceeding to have been guilty of fraud or willful misconduct in the performance of his duties.

     10.6     Legal Effect of Invalidity of any Provisions: If any provision of this instrument shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and this instrument shall be construed and enforced as if such provision had not been included.

     10.7     Spendthrift Provisions: No portion of any Member’s or Former Member’s Account under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of any Member, Former Member or Beneficiary, provided, however, this provision shall not apply to the use of an Account as security for a Loan under the terms of the Plan, nor, shall it apply to a qualified domestic relations order as defined in ERISA and the Code which may direct payment or distribution of any part of the Member’s or Former Member’s Account to an alternate payee or payees (as defined in ERISA and the Code).

     10.8     Member’s Interest Non-Forfeitable: A Member shall have, at all times, a non-forfeitable interest in his Account under the Plan. This provision, however, shall not affect the use of an Account as security for a Loan under the terms of the Plan.

     10.9     Gender: Terms of gender appearing in the Plan as masculine shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.

     10.10     Operation of Plan Non-Discriminatory: The Plan Administrator, the Trustees and any other fiduciary shall, in performing their duties under the Plan, act in a uniform manner in accordance with the provisions of Section 401(a) of the Code, so as not to produce prohibited discrimination in favor of Highly Compensated Employees.

     10.11     Effective Date of Plan: Except as otherwise provided, the provisions of this restated Plan shall be effective as of August 1, 2005.

SECTION XI

MILITARY SERVICE

     Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

SECTION XII

EGTRRA AMENDMENTS

     12.1     Adoption and Effective Date of Section XII:

     (a)     This Section XII of the Plan Instrument is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). The provisions of Section XII are intended as good faith compliance with the requirements of EGTTRA and are to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, the provisions of Section XII shall be effective as of the first day of the first plan year beginning after December 31, 2001.

     (b)     The provisions of this Section XII of the Plan Instrument shall supercede the other provisions of the Plan to the extent that those provisions are inconsistent with the provisions contained in this Section XII.

     12.2     Plan Loans for Owner-Employees and Shareholder Employees: Effective for Plan Loans made after December 31, 2001, plan provisions and operations prohibiting Loans to any owner-employee or shareholder-employee shall cease to apply.

     12.3     Limitations on Contributions.

     (a)     This Subsection 12.3 shall be effective for limitation years beginning after December 31, 2001.

     (b)     Except to the extent permitted under Subsection 12.8 and Section 414(v) of the Code, if applicable, the Annual Additions that may be contributed or allocated to a Member’s account under the Plan for any Plan year shall not exceed the lesser of:

     (i)     $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

     (ii)     100 percent of the Member’s compensation, within the meaning of Section 415(c)(3) of the Code, for the calendar year.

     12.4     Increase in the Annual Compensation Limit: The annual compensation of each Member taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

     12.5     Direct Rollovers of Plan Distributions:

     (a)     This Subsection 12.5 shall apply to distributions made after December 31, 2001.

     (b)     For purposes of the direct rollover provisions in Subsection 7.10 of the Plan, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

     (c)     For purposes of the direct rollover provisions in Subsection 7.10 of the Plan, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

     (d)     For purposes of the direct rollover provisions in Subsection 7.10 of the Plan, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

     12.6     Repeal of Multiple Use Test: The multiple use test described in Treasury Regulation section 1.401(m)-2 and Subsection 3.5 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

     12.7     Salary Deferrals — Contribution Limitation: No Member shall be permitted to have Salary Deferrals made under this Plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Subsection 12.8 of this Plan and Section 414(v) of the Code, if applicable.

     12.8     Catch-Up Contributions: All employees who are eligible to make Salary Deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

     12.9     Suspension Period Following Hardship Distribution: A Member who receives a distribution of Salary Deferrals after December 31, 2001, as a Withdrawal on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution. A Member who receives a distribution of Salary Deferrals in calendar year 2000 or 2001 as a Withdrawal on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for the later of: (a) 6 months after receipt of the distribution, or (b) the earlier of April 1, 2002, or such other date as is administratively feasible.

     12.10     Distribution Upon Severance From Employment: For Plan Years beginning on or after January 1, 2002, a Member’s Salary Deferrals, and earnings attributable to these contributions, shall be distributable on account of the Member’s severance from employment occurring after December 31, 2001. Effective as of July 1, 2002, a Member’s Salary Deferrals, and earnings attributable to these contributions, shall be distributable on account of the Member’s severance from employment regardless of when the severance from employment occurred. However, any distribution under this Subsection 12.10 shall be subject to all other provisions of the Plan regarding distributions, including but not limited to Subsection 7.3(e) of the Plan, other than provisions that require separation from service before such amounts may be distributed. No severance from employment shall be treated as such unless it constitutes retirement or other severance from employment within the meaning of Section 401(k)(2)(B) of the Code.

     12.11     Modification of Top-Heavy Rules:

     (a)     This Subsection 12.11 shall apply for purposes of determining whether the plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Subsection 12.11 amends Section IX of the Plan.

     (b)     Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

     (c)     This Subsection 12.11(c) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

     (i)     The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

     (ii)    Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

SECTION XIII

ASSETS TRANSFERRED FROM THE SIEMENS SAVINGS PLAN

     13.1     For purposes of this Section XIII, the following terms shall have the meanings given below:

     (a)     “Former Siemens Solar Employee” shall mean any participant in the Siemens Savings Plan as of January 1, 2002, who was:

     (i)     an active employee of Siemens Solar Industries L.P. (“SSI”) as of December 31, 2001,

     (ii)     an employee of SSI as of the Closing Date of the Siemens Solar Transaction, including an employee on an employer authorized leave of absence or receiving short-term or long-term disability benefits, or

     (iii)     a retired or vested terminated employee of SSI as of the Closing Date, and with respect to whom assets were transferred from the Siemens Savings Plan to this Plan.

     (b)     “Siemens Savings Plan” shall mean the Siemens Savings Plan as sponsored by the Siemens Corporation as of the Closing Date.

     (c)     “Siemens Solar Transaction” shall mean that transaction described in that Framework Agreement dated February 20, 2001, by and between Siemens Aktiengesellschaft, Shell Erneuerbare Energien GmbH, and E.ON Energie Ag.

     (d)     “Closing Date” shall mean April 3, 2001.

     13.2     In connection with the transfer of assets from the Siemens Savings Plan pursuant to the Siemens Solar Transaction, amounts attributable to salary reduction contributions made under such plan shall be credited to the respective accounts established hereunder for the benefit of Former Siemens Solar Employees. Such Former Siemens Solar Employees or their beneficiaries thereunder shall be fully vested in all amounts credited to their accounts in connection with such transfer. The Plan Administrator may establish such special transitional rules as he deems appropriate in connection with such transfer of assets.

     13.3     Each Former Siemens Solar Employee shall be credited as of January 1, 2002, with Participation Service and Accredited Service equal to the amount of service credited to such Former Siemens Solar Employee for vesting purposes under the terms of the Siemens Savings Plan as of December 31, 2001.

SECTION XIV

MINIMUM DISTRIBUTION REQUIREMENTS

     14.1     General Rules:

     (a)     Effective Date: The provisions of this Section XIV will apply for purposes of making required minimum distributions on and after January 1, 2003.

     (b)     Precedence: The requirements of this Section XIV will take precedence over any inconsistent provisions of the Plan.

     (c)     Requirements of Treasury Regulations Incorporated: All distributions required under this Section XIV will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.

     (d)     TEFRA Section 242(b)(2) Elections: Notwithstanding the other provisions of this Section XIV, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

     14.2     Time and Manner of Distribution:

     (a)     Required Beginning Date: A Member’s entire interest will be distributed, or begin to be distributed, to such Member no later than the Member’s Required Beginning Date.

     (b)     Death of Member Before Distributions Begin: If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

     (i)     If the Member’s surviving spouse is the Member’s sole Designated Beneficiary, then, except as provided in Subsection 14.6, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.

     (ii)    If the Member’s surviving spouse is not the Member’s sole Designated Beneficiary, then, except as provided in Subsection 14.6, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

     (iii)   If there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

     (iv)   If the Member’s surviving spouse is the Member’s sole Designated Beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, Subsection 14.2(b), other than Subsection 14.2(b)(i), will apply as if the surviving spouse were the Member.

          For purposes of this Subsection 14.2(b) and Subsection 14.4, unless Subsection 14.2(b)(iv) applies, distributions are considered to begin on the Member’s Required Beginning Date. If Subsection 14.2(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subsection 14.2(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member’s Required Beginning Date (or to the Member’s surviving spouse before the date distributions are required to begin to the surviving spouse under Subsection 14.2(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

     (c)     Forms of Distribution: Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Subsections 14.3 and 14.4. If the Member’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

     14.3     Required Minimum Distributions During Member’s Lifetime:

     (a)     Amount of Required Minimum Distribution For Each Distribution Calendar Year: During the Member’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

     (i)     the quotient obtained by dividing the Member’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s age as of the Member’s birthday in the Distribution Calendar Year; or

     (ii)     if the Member’s sole Designated Beneficiary for the Distribution Calendar Year is the Member’s spouse, the quotient obtained by dividing the Member’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s and spouse’s attained ages as of the Member’s and spouse’s birthdays in the Distribution Calendar Year.

     (b)     Lifetime Required Minimum Distributions Continue Through Year of Member’s Death: Required minimum distributions will be determined under this Subsection 14.3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Member’s date of death.

     14.4     Required Minimum Distributions After Member’s Death:

     (a)     Death On or After Date Distributions Begin:

     (i)     Member Survived by Designated Beneficiary: If the Member dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the longer of the remaining Life Expectancy of the Member or the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as follows:

(A)	The Member’s remaining Life Expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(B)	If the Member’s surviving spouse is the Member’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Member’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)	If the Member’s surviving spouse is not the Member’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

     (ii)     No Designated Beneficiary: If the Member dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the Member’s remaining Life Expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

     (b)     Death Before Date Distributions Begin:

     (i)     Member Survived by Designated Beneficiary: If the Member dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as provided in Subsection 14.4(a).

     (ii)     No Designated Beneficiary: If the Member dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

     (iii)     Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin: If the Member dies before the date distributions begin, the Member’s surviving spouse is the Member’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection 14.2(b)(1), this Subsection 14.4(b) will apply as if the surviving spouse were the Member.

     14.5     Definitions:

     (a)     Designated Beneficiary: The individual who is designated as a Qualified Beneficiary under Subsection 7.4 and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

     (b)     Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member’s Required Beginning Date. For distributions beginning after the Member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Subsection 14.2(b). The required minimum distribution for the Member’s first Distribution Calendar Year will be made on or before the Member’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

     (c)     Life Expectancy: Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

     (d)     Member: For purposes of this Section XIV of the Plan Instrument, “Member” shall include a Former Member as defined in Subsection 1.40.

     (e)     Member’s Account Balance: The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

     (f)     Required Beginning Date: For any Member, the Required Beginning Date is April 1 of the calendar year following the later of (i) the calendar year in which the Member attains age 70-1/2, or (ii) the calendar year in which the Member retires provided that the Member is not a 5 percent owner with respect to the Plan Year ending in the calendar year in which the Member attains age 70-1/2.

     14.6     Election to Allow Designated Beneficiaries to Elect 5-Year Rule: Designated Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Subsections 14.2(b) and 14.4(b) applies to distributions after the death of a Member who has a Designated Beneficiary. The election must be made no later than September 30 of the calendar year in which distribution would be required to begin under Subsection 14.2(b). If the Designated Beneficiary does not make an election under this Subsection 14.6, distributions will be made in accordance with Subsections 14.2(b) and 14.4(b).

     14.7     Election to Allow Designated Beneficiary Receiving Distributions Under the 5-Year Rule to Elect Life Expectancy Distributions: A Designated Beneficiary may make a new election to receive payments under the life expectancy rule until November 1, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all Distribution Calendar Years before 2004 are distributed by December 31, 2003.

SECTION XV

MERGER OF CRI GROUP SAVINGS PLAN

     15.1     For purposes of this Section XV, the following terms shall have the meanings given below:

     (a)     “CRI Savings Account” shall mean, for a given CRI Savings Participant, the amount, if any, accrued as of December 31, 2002, in his pre-tax account in the CRI Group Savings Plan.

     (b)     “CRI Savings Participant” shall mean a person participating as of December 31, 2002, in the CRI Group Savings Plan.

     15.2     A CRI Savings Participant shall have his CRI Savings Accounts transferred to the Plan as of January 1, 2003, by virtue of the merger of the accounts of all CRI Savings Participants into the Plan as of January 1, 2003.

SECTION XVI

TRANSFERRED ASSETS

     16.1     Right to Transfer Assets to this Plan: In the event of a transfer of assets from, or a merger or consolidation of, another plan that is qualified under section 401(a) of the Code based on the opinion of tax counsel (“Qualified Plan”) into this Plan, the Trustees may direct the Plan Administrator to accept the Transferred Assets on behalf of a Member. For purposes of this Plan, “Transferred Assets” shall mean those assets which are transferred from a Qualified Plan directly to the Plan by the trustee(s) of the Qualified Plan on behalf of the Member, provided that the Qualified Plan from which the assets are transferred provides benefits protected under Section 411(d)(6) of the Code which are also protected by this Plan, or the transfer satisfies one of the exceptions set forth in the Treasury Regulations under Section 411(d)(6) of the Code.

     16.2     Transferred Asset Accounts: Except as otherwise provided in this Plan, assets transferred from a Qualified Plan to this Plan shall be accounted for as follows: salary deferrals (i.e. pre-tax elective contributions) and qualified non-elective contributions (and earnings thereon) shall be credited to the Salary Deferral Account; catch-up contributions (and earnings thereon) shall be credited to the Catch-Up Contribution Account; company contributions, including matching contributions, (and earnings thereon) from qualified plans that allow for in-service distributions of such assets before the Member attains 59 1/2 years of age shall be credited to the Prior Plan Company Contribution Account; company contributions, including matching contributions, (and earnings thereon) from qualified plans that do not allow for in-service distributions of such assets before the Member attains 59 1/2 years of age shall be credited to the Company Contribution Account; employee post-tax contributions (and earnings thereon) shall be credited to the Prior Plan Member After-Tax Account; rollover contributions (and earnings thereon) shall be credited to the Prior Plan Rollover Account; and after-tax rollover contributions (and earnings thereon) shall be credited to the Prior Plan After-Tax Rollover Account.

SECTION XVII

ASSETS TRANSFERRED FROM THE PENNZOIL-QUAKER STATE COMPANY
SAVINGS AND INVESTMENT PLAN AND THE PENNZOIL-QUAKER STATE
COMPANY SAVINGS AND INVESTMENT PLAN FOR HOURLY EMPLOYEES

     17.1     In connection with the transfer of assets from the Relevant Plans on or about December 23, 2004, amounts attributable to salary deferrals (i.e. pre-tax elective contributions) including catch-up contributions made under the Relevant Plans and all assets in the form of a loan that is at least partially sourced from salary deferrals or catch-up contributions shall be credited to the respective accounts established hereunder for the benefit of Former PQS Participants. The Plan Administrator may establish such special transitional rules as he deems appropriate in connection with such transfer of assets.

     17.2     For purposes of this Article,

     (a)     “Former PQS Participant” shall mean any individual who met each of the following characteristics:

     (i)     transferred employment directly from a company participating in one of the Relevant Plans to a Participating Company during the period October 1, 2002 to November 1, 2004 or was an employee of Pennzoil-Quaker State Company on and immediately before January 1, 2004, the day in which such company became a Participating Company, and

     (ii)     as of November 2, 2004, was not employed by Jiffy Lube International, Inc., Q Lube, Inc., or Pennzoil-Quaker State International Corporation.

     (b)     “Relevant Plans” means the Pennzoil-Quaker State Company Savings and Investment Plan and the Pennzoil-Quaker State Company Savings and Investment Plan for Hourly Employees.

     17.3     Notwithstanding the above, assets transferred in the form of a loan from the Relevant Plans, that was separately accounted for in sources designated as either the Company Match Account or the Company Match Vested Account in the PQS Administrative Manual as of November 2004, shall be credited to the Prior Plan Company Contribution Account established in this Plan.

     17.4     Notwithstanding the above, assets transferred in the form of a loan from the Relevant Plans, which was separately accounted for as the source designated as either Prior Employer Match Account, Prior Plan Match Account, Prior Plan P/S Account, or Prior Plan ESOP Account in the PQS Administrative Manual as of November 2004 shall be credited to the Prior Plan Rollover Account established in this Plan.

     17.5     Notwithstanding the above, assets transferred in the form of a loan from the Relevant Plans, which was separately accounted for as the source designated as either Safe harbor Match Account or Prior Company Match Account in the PQS Administrative Manual as of November 2004, shall be credited to the Company Contribution Account established in this Plan.

     17.6     Notwithstanding the above, assets transferred in the form of a loan from the Relevant Plans, which was separately accounted for as the source designated as QNEC Account in the PQS Administrative Manual as of November 2004, shall be credited to the Salary Deferral Account established in this Plan.

SECTION XVIII

MERGER OF SHELL TRADING SAVINGS PLAN

     18.1     In connection with the transfer of assets from the Shell Trading Savings Plan on or about December 29, 2004, account balances of amounts attributable to salary deferrals (i.e. pre-tax elective contributions) including catch-up contributions and all assets in the form of a loan that is at least partially sourced from salary deferrals or catch-up contributions shall be credited to the respective accounts established herein. The Plan Administrator may establish such special transition rules as he deems appropriate in connection with such transfer of assets.

     18.2     Notwithstanding the above, assets transferred in the form of a loan from the Shell Trading Savings Plan that were credited to the Matching Account in such plan shall be credited to the Company Contribution Account established in this Plan.

     18.3     Notwithstanding the above, assets transferred in the form of a loan from the Shell Trading Savings Plan that were credited to the LEDCO Account in such plan shall be credited to the Company Contribution Account established in this Plan.

SCHEDULE A

Business Entity	Date of Acquisition
The Goodyear Tire & Rubber Company	December 18, 1992

Hi-Tek Polymers, Inc.	April 1, 1993

Schering Berlin Polymers, Inc.	April 2, 1993

SCHEDULE B

Part One

Incentive Compensation Plans

Incentive Compensation Plan (as adopted by Shell Oil Company and certain of its subsidiaries with effect from 1/1/94)

Shell Polypropylene Company 1995 Incentive Compensation Plan

Success Shares — CalResources Incentive Compensation Plan

Coral Energy Resources Services Company Bonus Plan

Part Two

(Intentionally left blank)

SCHEDULE C

Part I of Schedule C

Tier I
LifeStyle Funds

Fidelity Freedom Income Fund®

Fidelity Freedom 2010 Fund®

Fidelity Freedom 2020 Fund®

Fidelity Freedom 2030 Fund®

Fidelity Freedom 2040 Fund®

Core Funds

1-3 Year Government Bond Index Fund
A fund using a stratified sampling approach to aim to match the performance of the Lehman Brothers 1-3 Year Government Bond Index, an unmanaged index that measures the performance of U.S. government-issued bonds with maturities greater than one year but less than three years.

20+ Treasury Bond Index Fund
A fixed-income index fund designed to match the performance of the Lehman Brothers 20+ Treasury Index and consisting exclusively of U.S. Treasury issues with maturities greater than 20 years which are guaranteed timely interest and principal payments by the full faith and credit of the U.S. government and certain short-term investments.

Government/Credit Bond Index Fund
A fund using a stratified sampling approach to aim to match the performance of the Lehman Brothers Government/Credit Bond Index, an unmanaged index that measures the performance of U.S. government and high-quality corporate bonds with maturities of at least one year.

Intermediate Government Bond Index Fund
A fixed-income index fund designed to match the performance of the Lehman Brothers Intermediate Government Bond Index and consisting exclusively of U.S. government issued bonds which are guaranteed timely interest and principal payments by the full faith and credit of the U.S. government and certain short-term investments.

Mid-Cap Equity Index Fund
A broadly diversified equity index fund designed to match the performance of the S&P MidCap 400 Index and consisting primarily of the equities of mid-sized U.S. companies.

Royal Dutch Shell Stock Fund
A non-diversified, unmanaged, unitized fund consisting primarily of RDS Class A American depositary receipts representing Class A ordinary shares of Royal Dutch Shell plc and short-term instruments.

Russell 1000 Value Index Fund
A diversified large-capitalization equity index fund that aims to match the performance of the Russell 1000® Value Index.

Russell 1000 Growth Index Fund
A diversified large-capitalization equity index fund that aims to match the performance of the Russell 1000® Growth Index.

Russell 2000® Equity Index Fund
A small capitalization equity index fund designed to match the performance of the Russell 2000® Index and consisting primarily of small capitalization securities.

Russell 2000 Value Index Fund
A small-capitalization equity index fund that aims to match the performance of the Russell 2000® Value Index.

Russell 2000 Growth Index Fund
A small-capitalization equity index fund that aims to match the performance of the Russell 2000® Growth Index.

Thrift Fund
A fund consisting of such fixed-income investments as the Trustees shall from time to time determine in accordance with the Trust Agreement. Investments may include, but shall not be limited to, investment contracts of insurance companies or financial institutions and high quality, short-term, U.S. dollar-denominated money market securities issuers.

U. S. Debt Index Fund
A broad fixed-income index fund designed to match the performance of the Lehman Brothers Aggregate Bond Index and consisting primarily of investment-grade bonds with maturities of at least one year including U.S. government, corporate, mortgage-backed, and asset-backed bonds.

U. S. Equity Index Fund
An equity index fund designed to approximate the composition and total return of the Standard & Poor’s Composite Index of 500 Stocks (S&P 500®) and consisting primarily of the common stocks that make up the S&P 500®. Except as provided in Section VI of the Trust Agreement, assets of the U. S. Equity Index Fund shall not be invested in securities of any of the Contributing or Affiliated Companies.

U. S. Equity Market Fund
A total market equity index fund designed to match the performance of the Barclays’ U.S. Equity Market Index and consisting primarily of the publicly available universe of equity shares.

U. S. Treasury Inflation Protected Securities Index Fund
A fund using a full-replication approach to aim to match the performance of the Lehman Brothers U.S. Treasury Inflation Protection Securities Index, an unmanaged index that measures the performance of inflation-indexed bonds issued by the U.S. Treasury.

Part II of Schedule C

Tier II
Fidelity Mutual Funds

Fidelity Blue Chip Growth Fund

Fidelity Diversified International Fund

Fidelity Dividend Growth Fund

Fidelity Equity-Income Fund

Fidelity Equity-Income II Fund

Fidelity Fund

Fidelity Growth & Income Portfolio

Fidelity Mid Cap Stock Fund

Fidelity Overseas Fund

Fidelity Puritan® Fund

Fidelity Small Cap Independence Fund

Fidelity Small Cap Stock Fund

Fidelity Value Fund

Part III of Schedule C

Tier III
Mutual Fund Window — such of the following mutual funds as are from time to time available through Fidelity’s
FundsNetSM program and all Fidelity mutual funds not offered in Tier II:

AIM Balanced Fund Class A

AIM Basic Value Fund Class A

AIM Blue Chip Fund Class A

AIM Constellation Fund Class A

AIM Global Aggressive Growth Fund Class A

AIM Mid Cap Core Equity Fund Class A

AIM Premier Equity Fund

AIM Weingarten Fund Class A

Alger Capital Appreciation Fund — Institutional Class

Alger Mid Cap Growth Fund — Institutional Class

Alger Small Cap Fund — Institutional Class

American AAdvantage Balanced Fund

American AAdvantage International Equity Fund

American AAdvantage Large Cap Value Fund

American AAdvantage Short-Term Bond Fund

American Century Large Company Value Fund — Investor Class

American Century Small Company Fund — Investor Class

American Century Ultra Fund — Investor Class

Ariel Appreciation Fund

Ariel Fund

Ariel Premier Bond Fund — Investor Class

Artisan International Fund

Artisan Mid Cap Fund

Baron Asset Fund

Baron Growth Fund

Calvert Capital Accumulation Fund

Calvert New Vision Small Cap Fund

Calvert Social Investment Balanced Fund

Calvert Social Investment Fund Equity — A

Calvert World Values Fund, Inc.— International Equity Fund

Columbia Acorn Select Fund — Z

Columbia High Yield Fund — Z

Credit Suisse Capital Appreciation Fund

Credit Suisse Global Fixed Income Fund

Credit Suisse International Focus Fund

Credit Suisse Large Cap Value Fund — Class A

Credit Suisse Mid-Cap Growth Fund

Credit Suisse Small Cap Value Fund

CRM Mid Cap Value Fund — Investor Class

Domini Social Equity Fund

Dreyfus Founders Balanced Fund F

Dreyfus Founders Discovery Fund F

Dreyfus Founders Growth & Income Fund F

Dreyfus Founders Growth Fund F

Dreyfus Founders Mid-Cap Growth Fund F

Dreyfus Founders Passport Fund F

Dreyfus Founders Worldwide Growth Fund F

Fidelity Aggressive Growth Fund

Fidelity Aggressive International Fund

Fidelity Asset ManagerSM

Fidelity Asset Manager: AggressiveSM

Fidelity Asset Manager: GrowthSM

Fidelity Asset Manager: IncomeSM

Fidelity Balanced Fund

Fidelity Blue Chip Value Fund

Fidelity Canada Fund

Fidelity Capital & Income Fund

Fidelity Capital Appreciation Fund

Fidelity Cash Reserves

Fidelity China Region Fund

Fidelity Contrafund

Fidelity Convertible Securities Fund

Fidelity Disciplined Equity Fund

Fidelity Discovery Fund

Fidelity Emerging Markets Fund

Fidelity Europe Capital Appreciation Fund

Fidelity Europe Fund

Fidelity Export and Multinational Fund

Fidelity Fifty Fund

Fidelity Floating Rate High Income Fund

Fidelity Focused Stock Fund

Fidelity Four-in-One Index Fund

Fidelity Freedom 2000 Fund

Fidelity Freedom 2005 Fund

Fidelity Freedom 2015 Fund

Fidelity Freedom 2025 Fund

Fidelity Freedom 2035 Fund

Fidelity Ginnie Mae Fund

Fidelity Global Balanced Fund

Fidelity Government Income Fund

Fidelity Growth & Income II Portfolio

Fidelity Growth Company Fund

Fidelity High Income Fund

Fidelity Independence Fund

Fidelity Inflation-Protected Bond Fund

Fidelity Institutional Short-Intermediate Government Fund

Fidelity Intermediate Bond Fund

Fidelity Intermediate Government Income Fund

Fidelity International Growth & Income Fund

Fidelity International Small Cap Fund

Fidelity Investment Grade Bond Fund

Fidelity Japan Fund

Fidelity Japan Smaller Companies Fund

Fidelity Large Cap Stock Fund

Fidelity Latin America Fund

Fidelity Leveraged Company Stock Fund

Fidelity Low-Priced Stock Fund

Fidelity Magellan® Fund

Fidelity Mortgage Securities Fund — Initial Class

Fidelity Nasdaq Composite® Index Fund

Fidelity New Markets Income Fund

Fidelity Nordic Fund

Fidelity OTC Portfolio

Fidelity Pacific Basin Fund

Fidelity Real Estate Income Fund

Fidelity Real Estate Investment Portfolio

Fidelity Retirement Government Money Market Portfolio

Fidelity Retirement Money Market Portfolio

Fidelity Short-Term Bond Fund

Fidelity Small Cap Retirement Fund

Fidelity Southeast Asia Fund

Fidelity Stock Selector

Fidelity Strategic Dividend & Income Fund

Fidelity Strategic Income Fund

Fidelity Structured Large Cap Growth

Fidelity Structured Large Cap Value

Fidelity Structured Mid Cap Growth

Fidelity Structured Mid Cap Value

Fidelity Total Bond Fund

Fidelity Trend Fund

Fidelity U.S. Bond Index Fund

Fidelity U.S. Government Reserves

Fidelity Ultra-Short Bond Fund

Fidelity Utilities Fund

Fidelity Value Discovery Fund

Fidelity Value Strategies Fund

Fidelity Worldwide Fund

FMA Small Company Portfolio

Franklin Small-Mid Cap Growth Fund A

INVESCO Core Equity Fund

INVESCO Dynamics Fund

INVESCO Small Company Growth Fund

INVESCO Total Return Fund

Janus Balanced Fund

Janus Enterprise Fund

Janus Flexible Income Fund

Janus Fund

Janus Mercury Fund

Janus Twenty Fund

Janus Worldwide Fund

Legg Mason Value Trust

Lord Abbett Mid Cap Value Fund — Class A

Lord Abbett Mid Cap Value Fund — Class P

Managers Bond Fund

Managers Capital Appreciation Fund

Managers Special Equity Fund

Managers Value Fund

MS Institutional Fund Active International Allocation Portfolio Class B

MS Institutional Fund Emerging Markets Portfolio Class B

MS Institutional Fund Equity Growth Portfolio Class B

MS Institutional Fund Global Value Equity Portfolio Class B

MS Institutional Fund International Equity Portfolio Class B

MS Institutional Fund International Magnum Portfolio Class B

MS Institutional Fund Small Company Growth Portfolio Class B

MS Institutional Fund Trust Balanced Portfolio

MS Institutional Fund Trust Core Plus Fixed Income Portfolio

MS Institutional Fund Trust High Yield Portfolio

MS Institutional Fund Trust Mid Cap Growth Portfolio

MS Institutional Fund Trust Value Portfolio

MS Institutional Fund Value Equity Portfolio Class B

Mutual Discovery Fund A

Mutual Shares Fund A

Neuberger Berman Focus Trust

Neuberger Berman Genesis Trust

Neuberger Berman Guardian Trust

Neuberger Berman Manhattan Trust

Neuberger Berman Partners Trust

Neuberger Berman Socially Responsive Trust

Oakmark Equity and Income Fund

Oakmark Fund

Oakmark Select Fund

PBHG Emerging Growth Fund

PBHG Growth Fund

PBHG Large Cap Fund

PBHG Mid Cap Fund

PBHG Strategic Small Company Fund

PIMCO CCM Capital Appreciation Fund — Administrative Class

PIMCO CCM Mid Cap Fund — Administrative Class

PIMCO Global Bond Fund — Administrative Class

PIMCO High Yield Fund— Administrative Class

PIMCO Long-Term U.S. Government Fund — Administrative Class

PIMCO Low Duration Fund — Administrative Class

PIMCO NFJ Small Cap Value Fund — Administrative Class

PIMCO Total Return Fund — Administrative Class

Robertson Stephens Emerging Growth Fund

Robertson Stephens Smaller Company Growth Fund

Royce Low-Priced Stock Fund

Scudder 21st Century Growth Fund

Scudder Dreman High Return Equity — A

Scudder Global Discover Fund

Scudder Growth & Income Fund

Scudder International Fund

Spartan 500 Index Fund

Spartan Extended Market Index Fund

Spartan Government Income Fund

Spartan International Index Fund

Spartan Investment Grade Bond Fund

Spartan Total Market Index Fund

Spartan U.S. Equity Index Fund

Strong Advisor Common Stock Fund Class Z

Strong Advisor Small Cap Value Fund

Strong Discovery Fund

Strong Government Securities Fund

Strong Growth Fund

Strong Large Cap Growth Fund

Strong Opportunity Fund

Strong Short-Term Bond Fund

Strong Ultra Short-Term Income Fund

TCW Galileo Aggressive Growth Equities Fund Class N

TCW Galileo Select Equities Fund Class N

TCW Galileo Small Cap Growth Fund Class N

Templeton Developing Markets Trust A

Templeton Foreign Fund A

Templeton Foreign Smaller Companies Fund A

Templeton Global Bond Fund A

Templeton Growth Fund A

Templeton World Fund A

UAM: FPA Crescent Portfolio

UAM: Rice, Hall, James Small Cap Portfolio

USAA Cornerstone Strategy Fund

USAA Emerging Markets Fund

USAA GNMA Trust

USAA Growth Fund

USAA Income Fund

USAA Income Stock Fund

USAA International Fund

Van Kampen Growth & Income Fund — A

Villanova Capital: Gartmore Millennium Growth Fund

Villanova Capital: Gartmore Value Opportunity Fund

Western Asset Core Portfolio FI Class

Part IV of Schedule C

Tier IV
Fidelity Select Portfolios — such of the following mutual funds as are from time to time available through Fidelity:

Fidelity Select Portfolios: Air Transportation Portfolio

Fidelity Select Portfolios: Automotive Portfolio

Fidelity Select Portfolios: Banking Portfolio

Fidelity Select Portfolios: Biotechnology Portfolio

Fidelity Select Portfolios: Brokerage and Investment Management Portfolio

Fidelity Select Portfolios: Business Services and Outsourcing Portfolio

Fidelity Select Portfolios: Chemicals Portfolio

Fidelity Select Portfolios: Computers Portfolio

Fidelity Select Portfolios: Construction and Housing Portfolio

Fidelity Select Portfolios: Consumer Industries Portfolio

Fidelity Select Portfolios: Cyclical Industries Portfolio

Fidelity Select Portfolios: Defense and Aerospace Portfolio

Fidelity Select Portfolios: Developing Communications Portfolio

Fidelity Select Portfolios: Electronics Portfolio

Fidelity Select Portfolios: Energy Portfolio

Fidelity Select Portfolios: Energy Service Portfolio

Fidelity Select Portfolios: Environmental Portfolio

Fidelity Select Portfolios: Financial Services Portfolio

Fidelity Select Portfolios: Food and Agriculture Portfolio

Fidelity Select Portfolios: Gold Portfolio

Fidelity Select Portfolios: Health Care Portfolio

Fidelity Select Portfolios: Home Finance Portfolio

Fidelity Select Portfolios: Industrial Equipment Portfolio

Fidelity Select Portfolios: Industrial Materials Portfolio

Fidelity Select Portfolios: Insurance Portfolio

Fidelity Select Portfolios: Leisure Portfolio

Fidelity Select Portfolios: Medical Delivery Portfolio

Fidelity Select Portfolios: Medical Equipment and Systems Portfolio

Fidelity Select Portfolios: Money Market Portfolio

Fidelity Select Portfolios: Multimedia Portfolio

Fidelity Select Portfolios: Natural Gas Portfolio

Fidelity Select Portfolios: Natural Resources Portfolio

Fidelity Select Portfolios: Networking and Infrastructure Portfolio

Fidelity Select Portfolios: Paper and Forest Products Portfolio

Fidelity Select Portfolios: Pharmaceuticals Portfolio

Fidelity Select Portfolios: Retailing Portfolio

Fidelity Select Portfolios: Software and Computer Services Portfolio

Fidelity Select Portfolios: Technology Portfolio

Fidelity Select Portfolios: Telecommunications Portfolio

Fidelity Select Portfolios: Transportation Portfolio

Fidelity Select Portfolios: Utilities Growth Portfolio

Fidelity Select Portfolios: Wireless Portfolio

TRUST AGREEMENT

SHELL PAY DEFERRAL INVESTMENT FUND

     This Trust Agreement is made by and between SHELL OIL COMPANY, CORAL ENERGY SERVICES, LLC, CRI U.S. LP, EQUILON ENTERPRISES LLC d/b/a SHELL OIL PRODUCTS US, MOTIVA COMPANY, PECTEN CHEMICALS INC., PECTEN MIDDLE EAST SERVICES COMPANY LIMITED, PECTEN OVERSEAS SERVICES COMPANY, PECTEN PRODUCING COMPANY, PECTEN SERVICES COMPANY, PENNZOIL-QUAKER STATE COMPANY d/b/a SOPUS PRODUCTS, SHELL AGRICULTURAL CHEMICAL COMPANY, SHELL CAPITAL, INC., SHELL CHEMICAL LP, SHELL CHEMICAL RISK MANAGEMENT COMPANY, SHELL ENERGY RESOURCES COMPANY, SHELL ENERGY SERVICES COMPANY, L.L.C., SHELL EXPATRIATE EMPLOYMENT US INC., SHELL EXPLORATION & PRODUCTION COMPANY, SHELL GLOBAL SOLUTIONS (US) INC., SHELL INFORMATION TECHNOLOGY INTERNATIONAL INC., SHELL INTERNATIONAL EXPLORATION AND PRODUCTION INC., SHELL MARINE PRODUCTS (US) COMPANY, SHELL NORTH AMERICA GAS & POWER SERVICES COMPANY, SHELL OFFSHORE INC., SHELL OIL PRODUCTS COMPANY LLC, SHELL OIL PRODUCTS LAN LLC, SHELL PIPELINE COMPANY LP, SHELL SOLAR EMPLOYMENT SERVICES INC., SHELL TECHNOLOGY VENTURES INC., SHELL TRADING GAS AND POWER COMPANY, SHELL TRADING GP OVERSEAS SERVICES COMPANY, SHELL US GAS & POWER, LLC, SHELL TRADING NORTH AMERICA COMPANY, SHELL TRADING (US) COMPANY, SWEPI LP, SHELL WINDENERGY SERVICES INC., SIEP OVERSEAS SERVICES, INC., SPLC SERVICES COMPANY LLC, and such other companies as may become parties hereto from time to time as hereinafter provided (the affiliated companies which at any given time are participating in the Shell Pay Deferral Investment Fund being hereinafter referred to as the “Participating Companies”), and T. T. Coles, J. M. Esquivel, F. A. Glaviano, S. Hodge, and J. D. Hofmeister, as Trustees, and such other persons who may become Trustees hereunder from time to time as hereinafter provided (the persons who at any given time are acting as Trustees hereunder being hereinafter called the “Trustees”).

W I T N E S S E T H:

          WHEREAS, the Participating Companies are establishing the Shell Pay Deferral Investment Fund (hereinafter referred to as “the Plan”) for the benefit of their Employees who are eligible and elect to participate as “Members”;

          WHEREAS, the Plan will be an employee benefit plan under ERISA and is designed to comply with Sections 401(a) and 401(k) of the Code and will be evidenced by a Plan Instrument to be effective as of the date set forth in Subsection 10.11 of the Plan, to which this Trust Agreement will be attached and made a part;

          WHEREAS, in order to implement and carry out the provisions of the Plan, the Participating Companies desire to establish a trust which will be part of the Plan and which is designed to be exempt from federal income tax under the Code;

          NOW, THEREFORE, in consideration of the provisions and mutual covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

ADOPTION OF THE PLAN, CREATION OF THE TRUST
AND DESIGNATION OF TRUSTEES

     1.1     The Participating Companies hereby adopt the Plan as set forth in the Plan Instrument of which this Trust Agreement is made a part, for the exclusive benefit of their Employees who become Members of the Plan and their Beneficiaries, and hereby join in the creation of the trust to which Contributions under the Plan are to be made (“the Trust”); the Trust being for the purpose of holding and distributing Plan assets under the terms of the Plan.

     1.2     The Trustees named above are hereby designated Trustees for the Plan and shall so serve until they are removed under the terms of the Plan, resign or become unable to serve.

     1.3     The signature of any Participating Company to any counterpart or copy of this Trust Agreement or of any ratification or adoption instrument approved by counsel to the Plan shall be sufficient evidence of its adoption of the Plan, ratification of the Trust and approval and designation of the Trustees then serving at the time of execution of any such instrument.

ARTICLE II

ACCEPTANCE OF THE TRUST; DISCHARGE OF DUTIES BY TRUSTEES

     2.1     The Trustees hereby accept appointment as Trustees and agree to hold, administer and disburse all of the principal and earnings of the funds contributed to or accumulated in the Trust in accordance with all of the terms and conditions of the Plan as set forth in the Plan Instrument of which this Trust Agreement is a part. The signature of any person named or appointed as a Trustee to any counterpart of this Trust Agreement shall be sufficient evidence of his acceptance of such appointment and his agreement to serve as Trustee.

     2.2     The Trustees shall discharge their duties set forth in the Plan Instrument including the Trust Agreement:

     (a)     solely in the interest of the Members and their Beneficiaries;

     (b)     for the exclusive purpose of providing benefits to Members and their Beneficiaries;

     (c)     with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of the enterprise of a like character and with like aims;

     (d)     by diversifying the investments of the Trust so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, or unless the Members, Former Members, or Qualified Beneficiaries entitled under the terms of the Plan Instrument to direct investments in their own accounts, have otherwise directed; and

     (e)     in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with ERISA.

ARTICLE III

RELIANCE BY TRUSTEE ON OTHER TRUSTEES AND FIDUCIARIES;
DELEGATION OF DUTIES

     3.1     The Trustees may rely upon any investment direction of a Member, or a Former Member or Qualified Beneficiary entitled under the terms of the Regulations to direct investments in their own accounts, as long as any such direction is proper on its face and consistent with the Plan Instrument and this Trust Agreement. Each Trustee may rely upon any direction, information or action of another Trustee as being proper under the Plan or the Trust and is not required to inquire into the propriety of any such direction, information or action. It is intended that each Trustee shall be responsible for the proper exercise of his own powers, duties, responsibilities, and obligations under the Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary (including another Trustee), except in the following circumstances: (a) the Trustee knowingly participates in or knowingly attempts to conceal the act or omission of another fiduciary, and the Trustee knows the act or omission is a breach of a fiduciary responsibility by the other fiduciary; or (b) the Trustee has knowledge of a breach by the other fiduciary and does not make reasonable efforts to remedy the breach; or (c) the Trustee’s breach of his own fiduciary responsibility permits the other fiduciary to commit a breach. No Trustee guarantees the Plan assets in any manner against investment loss or depreciation in asset value.

     3.2     The Trustees shall jointly manage and control the assets of the Plan unless there is a specific allocation or delegation of specific responsibilities, obligations, and duties among the Trustees or other fiduciaries. There may be an allocation and delegation of fiduciary responsibilities to other fiduciaries as provided under the Plan. If such an allocation or delegation shall be made, the specified Trustee or fiduciary shall then be responsible for the duties allocated or delegated, and the other Trustees or fiduciaries shall not be liable for any breach of fiduciary responsibility for the duties allocated or delegated except as set forth above.

     3.3     The Contributing Companies shall have no responsibility for overseeing or monitoring the investment options under Schedule C of the Regulations. The Trustees and the Plan Administrator shall have only limited responsibility for overseeing and monitoring the LifeStyle Funds set out in Part I of Schedule C to the Regulations and shall have no responsibility for overseeing or monitoring the Tier III Funds or the Tier IV Funds regardless of whether such Tier III Funds and/or such Tier IV Funds underlie investment options under Part I and/or Part II of such Schedule C. Each participant and each beneficiary shall have the sole responsibility for deciding to buy, sell, or hold units in the investment options under Schedule C of the Regulations for his or her account and the sole responsibility for determining whether any Tier III Funds and any Tier IV Funds in said account provide acceptable risk and return characteristics and are otherwise consistent with his or her investment objectives and the investment objectives of the Optional Fund.

ARTICLE IV

CONTRIBUTIONS TO TRUST;
INVESTMENT AND DISPOSITION OF FUNDS

     4.1     Contributions to the Trust by the Participating Companies shall be made in accordance with the Plan as set forth in the Plan Instrument of which this Trust Agreement is made a part. Funds paid in as Contributions under the Plan will be allocated and directed to the respective insurance companies, banks, trust institutions, custodians and Investment Managers charged with the duty of holding, managing, investing and disbursing the respective funds offered by the Plan under written agreements executed by and between the Trustees and such parties; such allocations between such funds to be in accordance with the directions of Members and credited to their respective Accounts under the Plan.

     4.2     All funds paid into the Trust as Contributions shall be held, managed, deposited, invested, reinvested, disbursed and distributed to or for the benefit of Members in accordance with the terms and conditions of the Plan. No Trustee shall be liable for the acts or omissions of any insurance company, Investment Manager, bank or trust company charged with the duty of holding, managing, investing or disbursing Plan assets, or, be under an obligation to invest or otherwise manage any asset of the Plan subject to the management of any such party. However, the Trustees will have the responsibility to periodically review the performance of all Investment Managers of the Plan and to remove and replace any if it appears advisable to do so.

     4.3     All Contributions made pursuant to the Plan shall be held by the Trustees in accordance with the terms of the Trust Agreement for the exclusive benefit of the Members and their Beneficiaries, and shall be applied to provide benefits under the Plan and to pay expenses of administration of the Plan and the Trust, to the extent that such expenses are not otherwise paid. At no time prior to the satisfaction of all liabilities with respect to such Members and their Beneficiaries shall any part of the corpus or income of the Trust (other than such part as may be required to pay administration expenses and taxes), be used for, or diverted to, purposes other than for the exclusive benefit of such Members and their Beneficiaries. Notwithstanding anything to the contrary, however, Contributions to the Plan are subject to the following conditions:

     (a)     that the Plan is qualified under Section 401(a) and if the Plan does not so qualify, the Trustee shall, upon written request of a Participating Company, return to such Participating Company the amount of such Contribution and any increment thereon within one year after the date that initial qualification is denied;

     (b)     that the Contributions are deductible under Section 404 of the Code and to the extent the deduction is disallowed, the Trustee shall upon written request of a Participating Company, return the Contribution (to the extent disallowed) and any increment thereon to such Participating Company within one year after the date the deduction is disallowed; and

     (c)     If a Contribution is made by a Participating Company by a mistake of fact, the Trustee shall, upon written request of a Participating Company, return the Contribution and any increment thereon to such Participating Company within one year after the date of payment to the Trustee.

ARTICLE V

RESIGNATION OR REMOVAL OF TRUSTEES;
SUCCESSOR TRUSTEES; NUMBER OF TRUSTEES

     5.1     Shell Oil Company may remove and replace any Trustee as it sees fit. Any Trustee may resign by giving written notice to the Plan Administrator and the remaining Trustees. The number of Trustees shall not be less than three (3) and Shell Oil Company will appoint Trustees to keep the required number.

     5.2     A Trustee shall not be liable or responsible for any acts or omissions in the administration of the Trust prior to the date he became a Trustee or after the date he shall cease to be a Trustee. A successor Trustee shall not have a duty to review the actions of any prior Trustee.

     5.3     The signature of any successor Trustee (or Trustee added to the original number of Trustees) to any counterpart or copy of the Trust Agreement shall be sufficient evidence of his acceptance of the Trust.

     5.4     A Certificate executed by any Trustee or in accordance with the by-laws adopted by the Trustees, certifying who are or were Trustees at any given time shall be sufficient evidence thereof.

ARTICLE VI

AMENDMENT OF TRUST AGREEMENT

     6.1     The Trust Agreement may be amended in accordance with the provisions of Section VIII of the Plan Instrument.

ARTICLE VII

ADDITIONAL PARTICIPATING COMPANIES

     7.1     Any company may, with the consent of Shell Oil Company, become a Participating Company in the Plan provided it ratifies and adopts the Plan including this Trust Agreement. Shell Oil Company under its consent shall specify the effective date of participation.

ARTICLE VIII

NON-ALIENATION OF RIGHTS

     8.1     Except as provided under the loan provisions set forth in the Plan Instrument, no assets standing to the credit of any Member under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance of charges by a Participating Company, a Member or a Beneficiary of a Member, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such assets shall be void. Further, any such assets shall in no manner be liable for or subject to the debts, contracts or liabilities of any Member or a Beneficiary of any Member. This provision shall not be applicable to a qualified domestic relations order as defined in Section 206(d) of ERISA and Section 414(p) of the Code which may direct payment or distribution of all or part of such sums, shares or securities to an Alternate Payee. Any accrued benefit of a Member or Former Member may be apportioned between the Member or Former Member and the Alternate Payee either through separate accounts or by providing the Alternate Payee a severable portion of the Member’s or Former Member’s Account.

ARTICLE IX

COMPENSATION AND EXPENSES

     9.1     The Trustees shall not receive any remuneration from the Plan for their services. The following costs and expenses incurred by or in the operation or administration of the Plan or the Trust, if appropriate, shall be borne by the Plan and paid out of the funds held by the Trustees:

(1) Compensation of independent accountants, counsel, agent or agents, custodians, and Investment Managers, including investment contract consultants and independent counsel assisting in determining the qualified status of domestic relations orders, as the Trustees or the Plan Administrator may appoint or employ;

(2) Premiums for insurance against loss of plan assets due to breach of any fiduciary duty;

(3) Premiums for insurance on behalf of any fiduciary of the Plan to cover liability for his own account;

(4) Bonding expenses required under the Plan or Trust;

(5) User fees for requests to the Internal Revenue Service for rulings, determination letters, and similar requests;

(6) All taxes of any kind that may be levied or assessed under existing or future laws in respect of the Plan or Trust on the income or gains thereof or therefrom;

(7) Brokerage commissions, transfer taxes, and other charges and expenses that can be specifically identified in connection with the purchase and sale of securities or otherwise carrying out the investment purposes of the funds; and

(8) Reasonable direct expenses (supported by surrounding facts and circumstances) for services provided by a Participating Company for the administration of the Plan or Trust.

               Said costs and expenses shall be paid out of the fund to which they relate or allocated between the funds on such basis as the Trustees shall determine. Brokerage commissions, transfer taxes or other charges and expenses that can be specifically identified in connection with the purchase and sale of securities shall be added to the cost thereof, or deducted from the proceeds thereof, as the case may be.

               The Participating Companies shall pay all remaining expenses, which shall be shared ratably by them as they may agree, and failing such agreement, as determined by the Trustees.

ARTICLE X

EXECUTION, DELIVERY AND INVALIDITY

     10.1     The Trust Agreement and the Plan Instrument shall be governed by the laws of the State of Texas, to the extent not preempted by ERISA.

     10.2     If any provision of this Trust Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Trust Agreement shall be construed and enforced as if such provisions had not been included.

          IN WITNESS WHEREOF, the respective Participating Companies have executed this Trust Agreement by and through their respective duly authorized officers and the Trustees have executed such instrument evidencing their acceptance to serve in such capacity.

PARTICIPATING COMPANIES:

SHELL OIL COMPANY
CORAL ENERGY SERVICES, LLC
CRI U.S. LP
EQUILON ENTERPRISES LLC d/b/a SHELL OIL PRODUCTS US
MOTIVA COMPANY

PECTEN CHEMICALS INC.
PECTEN MIDDLE EAST SERVICES COMPANY LIMITED
PECTEN OVERSEAS SERVICES COMPANY
PECTEN PRODUCING COMPANY
PECTEN SERVICES COMPANY
PENNZOIL-QUAKER STATE COMPANY d/b/a SOPUS PRODUCTS
SHELL AGRICULTURAL CHEMICAL COMPANY
SHELL CAPITAL INC.
SHELL CHEMICAL LP
SHELL CHEMICAL RISK MANAGEMENT COMPANY
SHELL ENERGY RESOURCES COMPANY
SHELL ENERGY SERVICES COMPANY, L.L.C.
SHELL EXPATRIATE EMPLOYMENT US INC.
SHELL EXPLORATION & PRODUCTION COMPANY
SHELL GLOBAL SOLUTIONS (US) INC.
SHELL INFORMATION TECHNOLOGY INTERNATIONAL INC.
SHELL INTERNATIONAL EXPLORATION AND PRODUCTION INC.
SHELL MARINE PRODUCTS (US) COMPANY
SHELL NORTH AMERICA GAS & POWER SERVICES COMPANY
SHELL OFFSHORE INC.
SHELL OIL PRODUCTS COMPANY LLC
SHELL OIL PRODUCTS LAN LLC
SHELL PIPELINE COMPANY LP
SHELL SOLAR EMPLOYMENT SERVICES INC.
SHELL TECHNOLOGY VENTURES INC.
SHELL TRADING GAS AND POWER COMPANY
SHELL TRADING GP OVERSEAS SERVICES COMPANY
SHELL US GAS & POWER, LLC
SHELL TRADING NORTH AMERICA COMPANY
SHELL TRADING (US) COMPANY
SWEPI LP
SHELL WINDENERGY SERVICES INC.
SIEP OVERSEAS SERVICES, INC.
SPLC SERVICES COMPANY LLC

TRUSTEES:

T. T. Coles J. M. Esquivel
F. A. Glaviano S. Hodge
J. D. Hofmeister

          I,                                             , DO HEREBY CERTIFY that I am Secretary of the Trustees acting under the foregoing Shell Pay Deferral Investment Fund Plan Instrument and Trust Agreement dated as of August 1, 1984, and that the foregoing is a true and correct copy of said Plan Instrument and Trust Agreement as amended to this date and that the same is now in full force and effect.

          WITNESS, my hand this                      day of                               , 20     .

Secretary

     Each of the undersigned successor or additional Trustees has hereunto set his hand and seal to witness his acceptance of the Trust as of the date set forth opposite his name.

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